                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                       SERVICE CORPORATION INTERNATIONAL
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                (Name of Registrant as Specified in its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                       SERVICE CORPORATION INTERNATIONAL
                      1929 ALLEN PARKWAY, P.O. BOX 130548
                           HOUSTON, TEXAS 77219-0548
                             ----------------------

                              PROXY STATEMENT AND
                              1999 ANNUAL MEETING
                                     NOTICE

                             ----------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 13, 1999

TO OUR SHAREHOLDERS:

     The Annual Meeting of Shareholders of Service Corporation International will be held in the Chase Auditorium, First Floor, Chase Center, 601 Travis, Houston, Texas, on Thursday, May 13, 1999, at 10:00 a.m., Houston time, for the following purposes:

          (1) To elect four directors as members of the class of directors to serve until the third succeeding Annual Meeting of Shareholders and until their successors have been elected and qualified;

          (2) To consider and act on a proposal to approve the Amended 1996 Incentive Plan; and

          (3) To act on such other business that may properly come before the meeting or any adjournment(s) thereof.

     The transfer books of the Company will not be closed, but only holders of Common Stock of record at the close of business on March 26, 1999 will be entitled to notice of and to vote at the Annual Meeting. A majority of the outstanding stock entitled to vote is required for a quorum.

     The management sincerely desires your presence at the meeting. However, so that we may be sure that your vote will be included, please sign and date the enclosed proxy and return it promptly in the enclosed stamped envelope. If you attend the meeting, you may revoke your proxy and vote in person.

                                            By Order of the Board of Directors,

                                            James M. Shelger, Secretary
Houston, Texas
April 13, 1999

                                PROXY STATEMENT

                       SERVICE CORPORATION INTERNATIONAL
         1929 ALLEN PARKWAY, P.O. BOX 130548 HOUSTON, TEXAS 77219-0548

                    SOLICITATION AND REVOCABILITY OF PROXIES

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of Service Corporation International, a Texas corporation ("SCI" or the "Company"), of proxies to be used at the Annual Meeting of Shareholders to be held in the Chase Auditorium, First Floor, Chase Center, 601 Travis, Houston, Texas, on Thursday, May 13, 1999, at 10:00 a.m., Houston time, and at any recess or adjournments thereof. This proxy statement and the accompanying proxy are being mailed to shareholders on or about April 13, 1999. A copy of the Annual Report to Shareholders of the Company for the fiscal year ended December 31, 1998, including the consolidated financial statements, is being mailed with this proxy statement to all shareholders entitled to vote at the Annual Meeting.

     At March 26, 1999, the Company had outstanding and entitled to vote 271,968,548 shares of Common Stock, $1.00 par value ("Common Stock"). The holders of Common Stock will be entitled to one vote per share on each matter considered (cumulative voting is not permitted). A majority of the votes entitled to be cast must be represented at the Annual Meeting, in person or by proxy, for a quorum to be present for the transaction of business. Only shareholders of record at the close of business on March 26, 1999 will be entitled to vote at the Annual Meeting. The affirmative vote of a majority of the total shares represented in person or by proxy and entitled to vote at the Annual Meeting is required for (a) the election of directors, (b) the approval of the Amended 1996 Incentive Plan, and (c) the approval of such other matters as may properly come before the meeting or any adjournment thereof.

     The enclosed proxy, even though executed and returned, may be revoked at any time prior to its voting by a later dated proxy or by written notice of revocation filed with the Secretary of the Company. Shareholders who attend the Annual Meeting may revoke their proxies and vote in person.

     In the election of directors, a shareholder has the right to vote the number of his or her shares for as many persons as there are directors to be elected. Abstentions are counted toward the calculation of a quorum. An abstention has the same effect as a vote against the proposal or, in the case of the election of directors, as shares to which voting power has been withheld. Under Texas law, any unvoted position in a brokerage account with respect to any matter will be considered as not voted and will not count toward a quorum as to that matter.

                             ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes, each with staggered terms of three years. Four directors whose terms expire at this Annual Meeting have been renominated for three-year terms expiring at the 2002 Annual Meeting of Shareholders. The terms of office of the directors in the other two classes expire at the Annual Meetings of Shareholders to be held in 2000 and 2001.

     The enclosed proxy provides a means for the holders of Common Stock to vote for all of the nominees listed therein, to withhold authority to vote for one or more of such nominees or to withhold authority to vote for all of such nominees. Each properly executed proxy received in time for the Annual Meeting will be voted as specified therein, or if a shareholder does not specify how the shares represented by his or her proxy are to be voted, such shares shall be voted for the nominees listed therein or for other nominees as provided below.

     Although the Board of Directors does not contemplate that any nominee will be unable or unwilling to serve, if such a situation arises, the proxies that do not withhold authority to vote for directors will be voted for a substitute nominee(s) chosen by the Board.

     The following table sets forth, as to each nominee for election and each director whose term will continue, such person's name and age, the committees on which such person serves, the person's current principal occupation and the year in which such person was first elected a director of the Company.

               DIRECTOR                                                                DIRECTOR
                 NAME                               PRINCIPAL OCCUPATION                SINCE     AGE
               --------                             --------------------               --------   ---
DIRECTOR NOMINEES FOR TERMS EXPIRING AT THE 2002 ANNUAL MEETING:
Jack Finkelstein(1)(3)(4)..............  Personal and family trust investments           1965     71
James H. Greer(2)......................  Chairman of the Board of Shelton W. Greer       1978     72
                                         Co., Inc. (engineering, manufacturing,
                                         fabrication and installation of building
                                         specialty products)
Clifton H. Morris, Jr.(1)(3)...........  Chairman of the Board and Chief Executive       1990     63
                                         Officer of AmeriCredit Corp. (financing of
                                         automotive vehicles)
W. Blair Waltrip(1)(4)(5)(6)...........  Executive Vice President of the Company         1986     44
DIRECTORS WHOSE TERMS EXPIRE AT THE 2000 ANNUAL MEETING:
Anthony L. Coelho(1)...................  Consultant                                      1991     56
A. J. Foyt, Jr.........................  President of A. J. Foyt Enterprises, Inc.       1974     64
                                         (designer, manufacturer and exhibitor of
                                         high-speed engines and racing vehicles and
                                         marketer of automotive vehicles)
E. H. Thornton, Jr.(1)(2)(3)...........  Attorney with Thornton & Burnett, Attorneys     1962     89
                                         at Law
R. L. Waltrip(1)(4)(5)(6)..............  Chairman of the Board, Chief Executive          1962     68
                                         Officer and President of the Company
Edward E. Williams(1)(3) (4)(6)........  Henry Gardiner Symonds Professor and            1991     53
                                         Director of the Entrepreneurship Program at
                                         the Jesse H. Jones Graduate School of
                                         Management at Rice University
DIRECTORS WHOSE TERMS EXPIRE AT THE 2001 ANNUAL MEETING:
B. D. Hunter(1)........................  Chairman of the Board and Chief Executive       1986     69
                                         Officer of Huntco, Inc. (intermediate steel
                                         processor)
John W. Mecom, Jr.(2)..................  Chairman of the Board of The John W. Mecom      1983     59
                                         Co. (personal and family investments)

---------------

(1) Member of Executive Committee

(2) Member of Compensation Committee

(3) Member of Audit Committee

(4) Member of Investment Committee

(5) Member of Directors Stock Committee

(6) Member of 1996 Nonqualified Incentive Plan Stock Option Committee

     Each director has been engaged in his current principal occupation set forth in the table during the last five years except as indicated below. Also set forth below are certain other directorships held by directors.

     Since September 1997, Anthony L. Coelho has served as a consultant to Telecommunications, Inc. From July 1995 to November 1997 Mr. Coelho served as Chairman and Chief Executive Officer of Coelho Associates, L.L.C. (investment consulting and brokerage firm) and served from October 1995 to September

1997 as Chairman and Chief Executive Officer of ETC w/tci (training and communication firm). Prior thereto, from January 1990 to June 1995, he was President and Chief Executive Officer of Wertheim Schroder Investment Services, Inc. (asset management firm) and from October 1989 to June 1995, Managing Director, Wertheim Schroder & Co., Inc. (investment banking firm). Mr. Coelho is a member of the Board of Directors of AutoLend Group, Inc., Cyberonics, Inc., ICF Kaiser International, Inc., International Thoroughbred Breeders, Inc., ITT Educational Services, Inc. and Pinnacle Global Group Inc.

     James H. Greer is a member of the Board of Directors of AmeriCredit Corp. and Pinnacle Global Group Inc.

     B. D. Hunter is a member of the Board of Directors of Cash America International, Inc. and Celebrity, Inc.

     Clifton H. Morris, Jr. is a member of the Board of Directors of Cash America International, Inc.

     W. Blair Waltrip is a member of the Board of Directors of Pinnacle Global Group Inc. Mr. W. Blair Waltrip is the son of Mr. R. L. Waltrip.

     Edward E. Williams is a member of the Board of Directors of Equus II Incorporated.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors held four meetings during 1998. Standing committees of the Board include the Executive Committee, Audit Committee, Compensation Committee, Investment Committee, Directors Stock Committee and 1996 Nonqualified Incentive Plan Stock Option Committee.

     The Executive Committee has authority to exercise many of the powers of the Board between Board meetings, including selection on its own motion of nominees for election to the Board. The Executive Committee held twelve meetings during 1998.

     The primary function of the Audit Committee is to review the scope and results of audits by the Company's independent and internal auditors, internal accounting controls, non-audit services performed by the independent accountants and the cost of all accounting and financial services. During 1998, the Audit Committee held three meetings.

     The Compensation Committee, which has the general duty to review and approve compensation for officers, including the granting of bonuses and the administration of the Company's stock and stock option plans, held three meetings during 1998.

     The Investment Committee's primary functions are to establish overall guidelines and review the transactions in the investment portfolios of independent trusts which hold funds collected by the Company and required to be held in trust under various state laws. During 1998, the Investment Committee held four meetings.

     The Directors Stock Committee administers the 1995 Stock Plan For Non-Employee Directors. The 1996 Nonqualified Incentive Plan Stock Option Committee administers the 1996 Nonqualified Incentive Plan. These committees did not hold any meetings in 1998.

     During 1998, each incumbent director attended at least 75% of the total number of meetings of the Board and committees on which he served.

              PROPOSAL TO APPROVE THE AMENDED 1996 INCENTIVE PLAN

     The Board of Directors of the Company has adopted, subject to approval by shareholders, the Service Corporation International Amended 1996 Incentive Plan (the "Amended Plan").

     The full text of the Amended Plan is set forth in Annex A to this Proxy Statement. Although the material features of the Amended Plan are summarized below, this is only a summary and is qualified in its entirety by reference to the complete text of the Amended Plan.

     Amendments. The Amended Plan includes the following changes to the Service Corporation International 1996 Incentive Plan. First, it increases the number of shares of Common Stock available for issuance under, or in payment of, the Awards from 12,000,000 to 24,000,000. Second, it increases the maximum number of shares of Common Stock which may be issued in payment of Bonus Awards payable in stock, Restricted Stock Awards, Stock Equivalent Units and Performance Grants payable in stock from 800,000 to 2,000,000. Third, it amends the definition of "immediate family members," for purposes of determining transferability of Awards under Section 4.3 of the Amended Plan, to be consistent with recent amendments to Securities and Exchange Commission registration rules.

     Purpose. The purpose of the Amended Plan is to provide a means whereby certain key employees of the Company and its affiliates may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with, and devote their best efforts to, the business of the Company, thereby advancing the interests of the Company and its shareholders. The Company believes that the possibility of participation in the Amended Plan through (i) receipt of incentive or nonqualified stock options ("Stock Options"), (ii) the grant of certain bonuses ("Bonus Awards") based on achievement of pre-established performance goals (some or all of which Bonus Awards may be paid in Common Stock), (iii) the award of restricted stock ("Restricted Stock Awards"), (iv) the grant of stock equivalent units ("Stock Equivalent Units"), and (v) the grant of performance awards ("Performance Grants") based on the achievement of pre-established performance goals (some or all of which Performance Grants may be paid in Common Stock) (Stock Options, Bonus Awards, Restricted Stock Awards, Stock Equivalent Units and Performance Grants shall be collectively referred to herein as "Awards"), will provide key employees an incentive to perform more effectively and will assist the Company in obtaining and retaining people of outstanding training and ability.

     Term. The Service Corporation International 1996 Incentive Plan was effective February 15, 1996. The Amended Plan shall be effective May 13, 1999 if it is approved by at least a majority vote of shareholders voting in person or by proxy at the Annual Meeting. No Award may be granted under the Amended Plan after May 13, 2009.

     Administration. The Amended Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee is comprised solely of at least two members who are both Disinterested Persons and Outside Directors (each as defined in the Amended Plan). No member of the Committee is eligible to participate in the Amended Plan. All questions of interpretation and application of the Amended Plan and Awards shall be determined by the Committee.

     Participation. Participation in the Amended Plan is limited to key employees ("Employees") selected by the Committee. The Company estimates approximately 700 Employees will be eligible to participate in the Amended Plan.

     Shares of Stock Available For Awards. A total of 24,000,000 shares of Common Stock is available for issuance under, or in payment of, the Awards. The shares may be treasury shares or authorized but unissued shares. In the event an Award expires or terminates for any reason or is surrendered, the shares of Common Stock allocable to the unexercised portion of that Award may again be subject to an Award under the Amended Plan.

     The maximum number of shares of Common Stock which may be issued in payment of Bonus Awards payable in stock, Restricted Stock Awards, Stock Equivalent Units and Performance Grants payable in stock during the life of the Amended Plan is 2,000,000 shares.

     As of March 26, 1999, under the 1996 Incentive Plan, an aggregate of 8,207,500 shares of Common Stock (i) have been issued under or in payment of Awards or (ii) are available for issuance under or in payment of Awards that have been made, leaving 3,792,500 shares of Common Stock currently available for use by the Company in making Awards. On March 26, 1999, the closing price of the Common Stock on the New York Stock Exchange was $14.75 per share.

     The Amended Plan provides that the number of shares subject thereto and shares covered by Stock Options outstanding are subject to equitable adjustment, as determined by the Committee, in the event of stock dividends, stock splits, or other capital adjustments before delivery by the Company of all shares subject to the Amended Plan.

     Compensation Deduction Limitation. In the Omnibus Budget Reconciliation Act of 1993 ("OBRA"), Congress enacted Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") which generally limits to $1,000,000 per year per employee the tax deduction available to public companies for certain compensation paid to designated executives ("covered employees"). These covered employees include the Chief Executive Officer and the next four highest compensated officers of the Company.

     OBRA provides an exception (Section 162(m)(4)(C)) from this deduction limitation for certain "performance-based compensation" if specified requirements are satisfied, including: (i) the establishment by a compensation committee comprised of outside directors of performance goals which must be met for the additional compensation to be earned, (ii) the approval of the material terms of the performance goals by the shareholders after adequate disclosure, and (iii) the certification by the compensation committee that the performance goals have been met. The Amended Plan is designed to satisfy these statutory requirements for Incentive Options and Nonqualified Options, Bonus Awards and Performance Grants. Therefore, if this Amended Plan is approved by shareholders, the Company anticipates being entitled to deduct an amount equal to the ordinary income reportable by each optionee on exercise of a Nonqualified Option, the Early Disposition of shares of stock acquired by exercise of an Incentive Option, and the payment of Bonus Awards or Performance Grants in Common Stock or in cash.

     Stock Options. The Committee may designate a Stock Option as an Incentive Option or as a Nonqualified Option. The terms of each Stock Option shall be set out in a written Award Agreement which incorporates the terms of the Amended Plan.

     The Stock Option price may not be less than 100% of the "Fair Market Value" (as defined in the Amended Plan) of the Common Stock on the date of grant and may not be exercisable after 10 years from the date of grant. In the case of an Incentive Option issued to a 10% Shareholder (as defined in the Amended Plan) of the Company (i) the Incentive Option price may not be less than 110% of the fair market value of the Common Stock on the date of grant, and (ii) the period over which the Incentive Option is exercisable may not exceed five years.

     Exercise of Options. Stock Options may be exercisable by written notice of exercise and payment of the Stock Option price in cash, or in previously owned shares of Common Stock or an attestation to ownership thereof valued at fair market value on the date of exercise, or in any other form of payment acceptable to the Committee. Special rules apply which limit the time of exercise of an Incentive Option following an Employee's termination of employment. The Committee may impose restrictions on the exercise of any Stock Option. In the event of a "Change of Control" (as defined in the Amended Plan), all Stock Options then outstanding become immediately exercisable in full. The Stock Options should qualify as "performance-based compensation" for purposes of
Section 162(m) of the Code.

     Bonus Awards. The Committee may designate certain Employees who become eligible to earn a Bonus Award if certain pre-established performance goals are satisfied. In determining which Employees shall be eligible for a Bonus Award, the Committee will consider the nature of the Employee's duties, past and potential contributions to the success of the Company and its affiliates, and such other factors as the Committee deems relevant in connection with accomplishing the purposes of the Amended Plan.

     The Committee shall determine the terms of a Bonus Award, if any, for each measurement period selected by the Committee, which shall not be greater than one year. The performance goals determined by the Committee may include, but are not limited to, increases in the following measures of performance: net profits, operating income, stock price, earnings per share, sales and/or return on equity. Before any Bonus Award may be paid, the Committee must certify in writing that the performance goal has been satisfied. The maximum amount of any Bonus Award payable to any one Employee in a single measurement period may not exceed $3,000,000, and in each calendar year may not exceed $4,000,000. The Committee retains the discretion to make downward adjustments to Bonus Awards otherwise payable if the performance goal is attained.

     The Committee intends to establish performance goals in accordance with
Section 162(m) of the Code to enable the Company to deduct in full the total payment of any Bonus Award as "performance-based compensation".

     Performance Grants. The Committee may designate certain Employees who become eligible to receive a Performance Grant if certain pre-established performance goals are satisfied. In determining which Employees shall be eligible for a Performance Grant, the Committee will consider the nature of the Employee's duties, past and potential contributions to the success of the Company and its affiliates, and such other factors as the Committee deems relevant in connection with accomplishing the purposes of the Amended Plan.

     The Committee shall determine the terms of a Performance Grant, if any, for each performance cycle. The performance goals determined by the Committee may include, but are not limited to, increases in the following measures of performance: net profits, operating income, stock price, earnings per share, sales and/or return on equity. Before any Performance Grant may be paid, the Committee must certify in writing that the performance goal has been satisfied. The maximum amount of any Performance Grant payable to any Employee during a performance cycle may not exceed $3,000,000. The Committee retains the discretion to make downward adjustments to Performance Grants otherwise payable if the performance goal is attained.

     The Committee intends to establish performance goals in accordance with
Section 162(m) of the Code to enable the Company to deduct in full the total payment of any Performance Grant as "performance-based compensation."

     Restricted Stock Awards. The Committee may grant Restricted Stock Awards to certain Employees of the Company. In determining which Employees shall be eligible for a Restricted Stock Award, the Committee will consider the nature of the Employee's duties, past and potential contributions to the success of the Company and its affiliates, and such other factors as the Committee deems relevant in connection with accomplishing the purposes of the Amended Plan.

     The Committee shall determine the conditions and restrictions of a Restricted Stock Award, including forfeiture restrictions, forfeiture restriction periods, and performance criteria, if any, with respect to the Restricted Stock Award.

     Stock Equivalent Units. The Committee may grant Stock Equivalent Units to certain Employees of the Company. In determining which Employees shall be eligible for an award of Stock Equivalent Units, the Committee will consider the nature of the Employee's duties, past and potential contributions to the success of the Company and its affiliates, and such other factors as the Committee deems relevant in connection with accomplishing the purposes of the Amended Plan.

     The Committee shall determine the conditions and restrictions of an award of Stock Equivalent Units, including the number of units, the terms of redemption, and the performance criteria, if any. The maximum number of Stock Equivalent Units which may be awarded to any Employee during the term of the Amended Plan is 200,000 units.

     Limits on Transferability. Except as set forth below, the Awards granted under the Amended Plan will not be transferable by Employees, except by will or under the laws of descent and distribution, and will be exercisable only during the Employee's lifetime by the Employee. The Committee may grant Awards transferable, without payment of consideration, to immediate family members (as defined in the Amended Plan) of the Employee. In the event a Nonqualified Option is transferred as contemplated hereby, such Nonqualified Options may be subsequently transferred by the transferee only by will or under the laws of descent and distribution, or, without payment of consideration, to immediate family members of the Employee. Transferable options presently outstanding under the 1996 Incentive Plan will be deemed to be amended to conform to the transferability provisions under the Amended Plan.

     Amendment or Termination of Amended Plan. The Board of Directors of the Company may amend, terminate or suspend the Amended Plan at any time, in its sole and absolute discretion; provided, however, that to the extent required to qualify this Amended Plan under Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), no amendment that would (a) materially increase the number of shares of Common Stock that may be issued under the Amended Plan, (b) materially modify the requirements as to eligibility for participation in the Amended Plan, or (c) otherwise materially increase the benefits accruing to participants under the Amended Plan, shall be made without the approval of the Company's shareholders. To the extent required to maintain the status of any Incentive Option under the Code, no amendment that would (a) change the aggregate number of shares of Common Stock which may be issued under Incentive Options, (b) change the class of Employees eligible to receive Incentive Options, or (c) decrease the Incentive Option price for Incentive Options below the fair market value of the Common Stock at the time it is granted, shall be made without the approval of the Company's shareholders.

     Federal Tax Consequences. The grant of Incentive Options to an Employee does not result in any income tax consequences. The exercise of an Incentive Option generally does not result in any income tax consequences to the Employee if the Incentive Option is exercised by the Employee during his employment with the Company or a subsidiary, or within a specified period after termination of employment. However, the excess of the fair market value of the shares of Common Stock as of the date of exercise over the Incentive Option price is a tax preference item for purposes of determining an Employee's alternative minimum tax, if applicable. An Employee who sells shares acquired pursuant to the exercise of an Incentive Option after the expiration of (i) two years from the date of grant of the Incentive Option, and (ii) one year after the transfer of the shares to him (the "Waiting Period") will generally recognize a long-term capital gain or loss on the sale.

     An Employee who disposes of his Incentive Option shares prior to the expiration of the Waiting Period (an "Early Disposition") generally will recognize ordinary income in the year of sale in an amount equal to the excess, if any, of (a) the lesser of (i) the fair market value of the shares as of the date of exercise or (ii) the amount realized on the sale, over (b) the Incentive Option price. Any additional amount realized on an Early Disposition should be treated as capital gain to the Employee, short or long term, depending on the Employee's holding period for the shares. If the shares are sold for less than the Incentive Option price, the Employee will not recognize any ordinary income but will recognize a capital loss, short or long term, depending on the holding period.

     The Company will not be entitled to a deduction as a result of the grant of an Incentive Option, the exercise of an Incentive Option, or the sale of Incentive Option shares after the Waiting Period. If an Employee disposes of Incentive Option shares in an Early Disposition, the Company would be entitled to deduct the amount of ordinary income recognized by the Employee.

     The grant of Nonqualified Options under the Amended Plan will not result in the recognition of any taxable income by the Employee. In addition, the transfer of Nonqualified Options granted under the Amended Plan by the Employee to the Employee's immediate family members will not result in the recognition of any taxable income by the Employee at the time of the transfer. An Employee will recognize ordinary income on the date of exercise of the Nonqualified Option (whether by the Employee or by the Employee's immediate family members with respect to transferred Nonqualified Options) equal to the excess, if any, of (i) the fair market value of the shares received on exercise (determined as of the exercise date), over (ii) the exercise price. The tax basis of these shares received on exercise of the Nonqualified Options (whether by the Employee or by the Employee's immediate family members with respect to transferred Nonqualified Options) for purposes of a subsequent sale of the shares is equal to the sum of
(i) the Nonqualified Option price paid for the shares and (ii) the ordinary income recognized on exercise of the Nonqualified Option (i.e., the fair market value of the shares on the exercise date). The income reported by the Employee on exercise of a Nonqualified Option (whether by the Employee or by the Employee's immediate family members with respect to transferred Nonqualified Options) is subject to federal income tax and employment tax withholding.

     Generally, the Company will be entitled to a deduction in the amount reportable as income by the Employee on the exercise of a Nonqualified Option (whether by the Employee or by the Employee's immediate family members with respect to transferred Nonqualified Options) in the year in which the

Employee reports such income, subject to the $1,000,000 per year per Employee compensation deduction limitation for covered employees as discussed hereinabove.

     Bonus Awards, Performance Grants and Stock Equivalent Units paid in cash generally result in taxable income to the recipient and a compensation deduction by the Company at the time the cash payment is made. Bonus Awards and Performance Grants paid in shares of Common Stock result in taxable income to the recipient at the fair market value of the Common Stock on the date of transfer and result in a corresponding compensation deduction for the Company. Bonus Awards, Performance Grants and Stock Equivalent Units are subject to federal income and employment tax withholding.

     Restricted Stock Awards are not subject to taxation at the time of grant because the shares are subject to forfeiture if the vesting criteria are not met. Accordingly, the Company is not entitled to a compensation deduction at that time. When the Restricted Stock vests the employee will have taxable income based upon the fair market value on the date vesting occurs. The Company will then be entitled to a corresponding compensation deduction.

     Awards Under the Amended Plan. No Awards have been granted under the Amended Plan. The Committee awarded Stock Options in 1998 under the 1996 Incentive Plan to the executive officers listed in the table below, covering the number of shares of Common Stock indicated.

                     NAME AND POSITION                        DOLLAR AWARD*   NUMBER OF SHARES
                     -----------------                        -------------   ----------------
R.L. Waltrip................................................   $ 5,842,160         400,000
Chairman of the Board, Chief Executive Officer and President
L. William Heiligbrodt......................................   $ 4,381,620         300,000
Former President and Chief Operating Officer
W. Blair Waltrip............................................   $ 1,606,594         110,000
Executive Vice President
Jerald L. Pullins...........................................   $ 1,533,567         105,000
Executive Vice President International Operations
George R. Champagne.........................................   $ 1,387,513          95,000
Executive Vice President Chief Financial Officer
Executive Group.............................................   $14,751,454       1,010,000
Non-executive Director Group................................            --              --
Non-executive Officer Employee Group........................   $ 8,105,119         554,000

---------------

* This column reflects the present value at the date of grant (8/11/98) of options, based on a present value model known as the "Black-Scholes option pricing model." The choice of such valuation method does not reflect any belief by SCI's management that such method, or any other valuation method, can accurately assign a value to an option at the grant date. The assumption used for valuing the option grants are: volatility of 28.3%; annual dividend yield of 1% and risk free interest rate of 5.6%.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE ADOPTION OF THE SERVICE CORPORATION INTERNATIONAL AMENDED 1996 INCENTIVE PLAN.

                               PERFORMANCE GRAPH

     The following graph presents the Company's cumulative shareholder return over the period from December 31, 1993 to December 31, 1998. The Common Stock of the Company is compared to the S&P 500 Index and to a Peer Group Index (formerly the S&P Miscellaneous Index). The graph assumes $100 is invested on December 31, 1993 in the Common Stock of the Company, the S&P 500 Index and a Peer Group Index. Investment is weighted on the basis of market capitalization. Total return data assumes the reinvestment of dividends.

     Since the graph ends at December 31, 1998, the returns shown in the graph do not take into account the price of the Company's Common Stock in the first quarter of 1999. The closing price of the Company's Common Stock was $14.875 per share on March 30, 1999, compared to $38.0625 per share at December 31, 1998. Therefore, actual returns experienced by investors who owned Company Common Stock from December 31, 1993 through March 30, 1999 will be substantially lower than the returns of SCI shareholders depicted in the graph.

  The data source for the following graph is S&P Compustat Services.

                  COMPARISON OF CUMULATIVE SHAREHOLDER RETURN
                                   1993-1998

                                    [GRAPH]

           Measurement Period                                   S&P 500
         (Fiscal Year Covered)                  SCI              Index           Peer Group
1993                                                100.00            100.00            100.00
1994                                                107.43            101.32            103.70
1995                                                172.66            139.40            124.28
1996                                                221.75            171.40            150.71
1997                                                293.66            228.59            179.40
1998                                                306.90            293.91            209.57

Peer Group companies are: Airtouch Communications Inc., American Greetings Corp., Corning Inc., The Dial Corporation, Harcourt General, Inc., Harris Corporation, Jostens Inc., Minnesota Mining & Manufacturing Co., Pioneer Hi-Bred International, TRW Inc., Viad Corp., and Whitman Corporation. These companies are the same companies that previously made up the S&P Miscellaneous Index, with the addition of Viad Corp. The Dial Corporation split into two companies (The Dial Corporation and Viad Corp.) in 1996, so Viad Corp. has been added to the group. Standard & Poor's discontinued its S&P Miscellaneous Index after 1995.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is a committee of outside directors chaired by Mr. E. H. Thornton, Jr. Other members are Mr. James
H. Greer and Mr. John W. Mecom, Jr. This Committee is responsible for reviewing and approving all elements of the total compensation program for officers of the Company, including long-term incentive arrangements. The Committee has ultimate responsibility for aligning the Company's total compensation programs with its business strategy and for assuring shareholders that pay delivery programs are effective, responsible and competitive when compared to similarly situated organizations. This Committee report documents the basis on which 1998 compensation determinations were made and further describes the components of officer compensation programs for the Company.

COMPENSATION PHILOSOPHY AND OBJECTIVES OF EXECUTIVE COMPENSATION PROGRAMS

     It is the philosophy of the Company and the Committee that all compensation programs should (1) link pay and performance, and (2) attract, motivate, reward and retain the broad-based management talent required to achieve corporate objectives. The Company also focuses strongly on stock-based compensation, since this form of compensation provides the clearest link to enhanced shareholder value. From time to time, the Committee works with compensation consultants to assist with the design, implementation and communication of various compensation plans. These programs include base salaries, annual performance-based incentives and long-term incentives, all as further detailed below.

BASE SALARIES

     Base salaries for the Company's officers in 1998 were reviewed through comparisons with a group of 79 companies of similar size (as measured by revenues and level of earnings) across various industries (the "Comparison Group"). The competitive pay data is not drawn from the entire group of companies which comprise the Peer Group Index (formerly the S&P Miscellaneous Index) reflected in the performance graph in this proxy statement since the Committee believes revenue size and earnings level comparisons are more appropriate criteria for establishing base salary and annual incentive compensation rates. There has been no attempt to tie together the performance graph companies and the Comparison Group although there is some overlap between the groups. The Committee does not consider any financial performance criteria on a formula basis in determining salary increases. Rather, the Committee, using its discretion, considers market base salary rates at the 75th percentile of salaries of the Comparison Group, and considers average annual salary increases for executives in companies of all sizes across the country, earnings per share growth, operating income growth, sales growth, and total shareholder return. The Committee also makes a subjective review of individual performance in making base salary decisions for officers. These criteria are assessed in a non-formula fashion and are not weighted. All of the officers shown in the summary compensation table (the "Named Executives") have employment agreements (see "Executive Employment Agreements"). Under these agreements, the Committee has the sole discretion for determining any increase in base salary; however, under the agreements, base salaries may not be decreased. In 1998, the Named Executives received salary increases averaging approximately 8% over the prior year. However, the size of increases ranged from a low of 3% to a high of 13%. The current base salary levels for Named Executives are, overall, consistent with the Company's philosophy of targeting the 75th percentile of salaries of the Comparison Group. With respect to an item of compensation of an executive, the term "75th percentile" means a level of compensation which is greater than the compensation of peer executives at 75% of the companies in a survey or selected group of companies.

ANNUAL INCENTIVE COMPENSATION

     All of the Company's officers have a significant portion of their total compensation at risk through annual incentive opportunities that are linked to key financial and operational objectives for the Company on a consolidated basis. The objective of this policy is to focus the Named Executives on the attainment of objectives that the Committee believes are primary determinants of share price over time. While the Committee has discretion to consider other factors (including operating income growth, sales growth and total shareholder return), the primary basis for determining incentive awards is earnings per share growth. Actual incentive awards are proportionately decreased or increased on the basis of the Company's earnings per share growth compared to target, subject to maximum award amounts. Target award levels are set at approximately the 75th percentile of annual incentive compensation of the Comparison Group. Payments are generally made in cash and are subject to the discretion of the Committee to make downward adjustments.

     In the first quarter of 1998, the Committee established performance goals for 1998. No executive annual incentive awards were paid for 1998 performance since the Company failed to meet its earnings per share performance targets. As a result, actual cash compensation levels for the Named Executives fell below market median levels.

LONG-TERM INCENTIVE COMPENSATION

     In recent years, the Committee has placed significant emphasis on stock-based compensation for officers. Stock options were granted to the Named Executives and other officers in August 1998. The stock option awards were established at approximately the 75th percentile of long-term incentive awards of a survey group of 24 companies (the "Survey Group") having high earnings per share growth rates similar to the Company's. There has been no attempt to tie together the performance graph companies and the Survey Group, although there is overlap between companies in the S&P 500 Index and the Survey Group. This grant was intended to represent a normal single-year option award reflecting the Company's philosophy of focusing strongly on stock-based compensation. These stock options were granted with exercise prices equal to 100% of the fair market value of the Common Stock on the grant date. The options vest at a rate of one-third per year and have an eight year term.

1998 CHIEF EXECUTIVE OFFICER PAY

     As described above, the Company manages its pay for all executives, including the CEO, considering both a pay-for-performance philosophy and market rates of compensation for each executive position. Specific actions taken by the Committee regarding the CEO's compensation are summarized below.

  Base Salary

     In 1998, Mr. R. L. Waltrip's salary was increased from $870,000 to $900,000, a 3.4% increase. This base salary is consistent with the Company's philosophy of targeting the 75th percentile of the salaries of the Comparison Group. Mr. Waltrip's base salary increase was determined on the same basis as salary increases for other officers.

  Annual Incentive Compensation

     No annual incentive was earned by the CEO for 1998 performance since the Company failed to meet its earnings per share growth targets.

  Long-Term Incentive Compensation

     The CEO received a grant of 400,000 stock options in August 1998. This grant was equal to an annual grant at the 75th percentile of the Survey Group. This award vests at a rate of one-third per year. These stock options have an eight-year term and were granted with an exercise price equal to 100% of fair market value of the Common Stock on the grant date.

LIMITATION OF TAX DEDUCTION FOR EXECUTIVE COMPENSATION

     Subject to certain exceptions, OBRA prohibits publicly traded companies from receiving a tax deduction on compensation paid to named executive officers in excess of $1,000,000 annually. Although the Committee has not adopted a policy relating to OBRA, the Committee considers the OBRA restrictions when structuring compensation programs. However, the Committee believes that compensation is more important than tax deductibility in focusing management on its goal of increasing shareholder value.

                                            COMPENSATION COMMITTEE:

                                              E.H. Thornton, Jr., Chairman
                                              James H. Greer
                                              John W. Mecom, Jr.

           CERTAIN INFORMATION WITH RESPECT TO OFFICERS AND DIRECTORS

CASH COMPENSATION

     The following table sets forth information for the three years ended December 31, 1998 with respect to the Chief Executive Officer and the four other most highly compensated executive officers of the Company. The determination as to which executive officers were most highly compensated was made with reference to the amounts required to be disclosed under the "Salary" and "Bonus" columns in the table.

                           SUMMARY COMPENSATION TABLE

---------------------------------------------------------------------------------------------------------------------
                                                                                       LONG-TERM COMPENSATION
                                                                               --------------------------------------
                                              ANNUAL COMPENSATION                      AWARDS                PAYOUTS
---------------------------------------------------------------------------------------------------------------------
                                                                               RESTRICTED                   LONG-TERM
         NAME AND                                             OTHER ANNUAL       STOCK        STOCK         INCENTIVE
    PRINCIPAL POSITION       YEAR   SALARY(1)     BONUS      COMPENSATION(2)     AWARD       OPTIONS         PAYOUTS
---------------------------------------------------------------------------------------------------------------------
 R. L. Waltrip               1998   $930,000    $        0     $  315,000       $      0       400,000      $      0
 Chairman, Chief Executive   1997    879,000     2,333,400        342,588              0     1,565,500             0
 Officer and President       1996    844,000     2,170,500        266,976              0       440,000       740,300
 L. William Heiligbrodt(4)   1998    732,500             0        211,300              0       300,000             0
 Former President and        1997    660,000     1,729,900        195,720              0     1,204,500             0
 Chief Operating Officer     1996    566,000     1,238,400        192,998              0       400,000       441,100
 W. Blair Waltrip            1998    482,500             0        169,100              0       110,000             0
 Executive Vice President    1997    450,000       823,200        141,431              0       623,500             0
 Operations                  1996    416,000       800,800        125,090              0       200,000       234,700
 Jerald L. Pullins           1998    400,000             0        117,400              0       105,000             0
 Executive Vice President    1997    362,500       631,000        254,476              0       506,500             0
 International Operations    1996    320,000       598,400        260,535              0             0             0
 George R. Champagne         1998    377,500             0         33,800              0        95,000             0
 Executive Vice President    1997    338,500       585,100        152,890              0       356,500             0
 Chief Financial Officer     1996    293,500       576,200        126,855              0             0             0
---------------------------------------------------------------------------------------------------------------------


         NAME AND               ALL OTHER
    PRINCIPAL POSITION       COMPENSATION(3)
---------------------------  ---------------
 R. L. Waltrip                  $253,069
 Chairman, Chief Executive       284,126
 Officer and President           272,234
 L. William Heiligbrodt(4)        70,802
 Former President and             74,451
 Chief Operating Officer          69,846
 W. Blair Waltrip                 42,454
 Executive Vice President         42,252
 Operations                       41,238
 Jerald L. Pullins                51,251
 Executive Vice President         53,608
 International Operations         50,779
 George R. Champagne              18,458
 Executive Vice President         18,471
 Chief Financial Officer          18,483
--------------------------------------------

(1) Salary includes director fees of $45,000 each for Messrs. R. L. Waltrip, Heiligbrodt and W. Blair Waltrip for 1998.

(2) Figures include executive perquisites and benefits, including, for 1998, $70,600 for use of aircraft and $110,500 for Interest Reimbursement for Mr.
    R. L. Waltrip; $59,737 for use of aircraft and $65,000 for Interest Reimbursement for Mr. Heiligbrodt; $67,289 for use of aircraft and $39,000 for Interest Reimbursement for Mr. W. Blair Waltrip; $62,043 for expatriate allowances for Mr. Pullins; and $11,298 for personal use of automobile and $9,273 for use of aircraft for Mr. Champagne. "Interest Reimbursement" means a payment to the individual as reimbursement of interest paid by him on the loan from the Company described in the ninth paragraph under "Certain Transactions."

(3) Consists of the following for 1998: $250,536 for split dollar life insurance and $2,533 for term life insurance for Mr. R. L. Waltrip; $69,764 for split dollar life insurance and $1,038 for term life insurance for Mr. Heiligbrodt; $41,688 for split dollar life insurance and $766 for term life insurance for Mr. W. Blair Waltrip; $50,314 for split dollar life insurance and $937 for term life insurance for Mr. Pullins; and $18,196 for split dollar life insurance and $262 for term life insurance for Mr. Champagne.

(4) Mr. Heiligbrodt resigned as an officer and director of the Company on February 11, 1999. See the last paragraph under the subcaption "Executive Employment Agreements" below.

STOCK OPTIONS

                             OPTION GRANTS IN 1998

                                              NUMBER OF    % OF TOTAL
                                              SCI SHARES     OPTIONS
                                              UNDERLYING   GRANTED TO    EXERCISE                 GRANT DATE
                                               OPTIONS      EMPLOYEES    PRICE PER   EXPIRATION    PRESENT
                                 GRANT DATE   GRANTED(1)     IN 1998     SHARE(2)       DATE       VALUE(3)
                                 ----------   ----------   -----------   ---------   ----------   ----------
R. L. Waltrip..................   08/11/98     400,000        13.54%     $35.7813    08/11/2006   $5,842,160
L. William Heiligbrodt.........   08/11/98     300,000        10.16%      35.7813    08/11/2006    4,381,620
W. Blair Waltrip...............   08/11/98     110,000         3.72%      35.7813    08/11/2006    1,606,594
Jerald L. Pullins..............   08/11/98     105,000         3.56%      35.7813    08/11/2006    1,533,567
George R. Champagne............   08/11/98      95,000         3.22%      35.7813    08/11/2006    1,387,513

---------------

(1) The stock options vest one-third on each anniversary of the grant date. Each option will also fully vest upon a change of control of the Company (as defined in the 1996 Incentive Plan).

(2) The exercise price for all grants is the market price at the date of grant.

(3) The present value of the options is based on a present value model known as the "Black-Scholes option pricing model". The choice of such valuation method does not reflect any belief by the Company that such a method, or any other valuation method, can accurately assign a value to an option at the grant date. The assumptions used for valuing the 8/11/98 grants are: volatility rate of 28.3%; annual dividend yield of 1.0%; and risk free interest rate of 5.6%.

  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND DECEMBER 31, 1998 OPTION
                                     VALUES

                                                          NUMBER OF SHARES
                                                       UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                            SHARES                           OPTIONS AT              IN-THE-MONEY OPTIONS AT
                           ACQUIRED                       DECEMBER 31, 1998             DECEMBER 31, 1998
                              ON          VALUE      ---------------------------   ---------------------------
          NAME             EXERCISE     REALIZED     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----             ---------   -----------   -----------   -------------   -----------   -------------
R. L. Waltrip............  1,486,997   $39,301,331    2,235,753      1,782,750     $40,626,707    $10,394,042
L. William Heiligbrodt...    966,548    25,545,864   1,333,452*     1,504,500*      29,685,656      9,543,077
W. Blair Waltrip.........    669,148    17,685,582      630,852        733,500      13,939,269      5,005,222
Jerald L. Pullins........          0             0      157,010        854,490       3,331,470      9,031,624
George R. Champagne......    156,500     3,906,247          510        694,490          10,821      8,062,017

---------------

* See the last paragraph under the subcaption "Executive Employment Agreements" below for information regarding the disposition of these options upon Mr. Heiligbrodt's resignation as an officer and director of the Company.

RETIREMENT PLANS

  Cash Balance Plan

     The SCI Cash Balance Plan is a defined benefit plan. Each participant in the plan has an account which will be credited, each year that a participant qualifies, with a Company contribution (based on annual compensation and years of benefit service) and interest. The chart below is the percentage applied to total compensation for determining the Company contribution for each participant.

                                                              PERCENTAGE OF
                  YEARS OF BENEFIT SERVICE                    COMPENSATION
                  ------------------------                    -------------
Less than six years.........................................       5.5%
Six to ten years............................................       6.5%
Eleven or more years........................................       8.0%

     The maximum compensation used in computing benefits under the SCI Cash Balance Plan for 1998 was $160,000.

     For 1998, interest for each account was credited at the annual rate of 5.18%.

  Estimated Annual Benefits Payable at Age 65

                            NAME                              ANNUAL BENEFIT
                            ----                              --------------
R. L. Waltrip...............................................     $118,852*
L. William Heiligbrodt......................................       28,072
W. Blair Waltrip............................................       72,481
Jerald L. Pullins...........................................       31,462
George R. Champagne.........................................       52,509

---------------

* Currently being paid.

     Normal Retirement Age is defined in the SCI Cash Balance Plan as (1) the date upon which a member attains age 65 or (2) in the case of an employee who becomes a member of the SCI Cash Balance Plan after the age of 60, it will be the fifth anniversary of the date that such member became a participant.

     The predecessor plan, the SCI Pension Plan, was restated and renamed the SCI Cash Balance Plan effective October 1, 1993. The SCI Pension Plan, a defined benefit plan, assumed employment continued to a normal retirement date of age
65. The annuity provided by the SCI Pension Plan, payable for life with 120 monthly payments certain, would provide a monthly benefit computed as follows:
40% of final average monthly compensation for the highest five consecutive years multiplied by a fraction of which the numerator is the years of benefit service (not to exceed 30) and the denominator is 30.

     Employees at least age 60 years old with 10 years of benefit service on September 30, 1993 will receive the greater of the benefit they would have earned under the SCI Pension Plan or the benefit earned under the SCI Cash Balance Plan.

     The credited years of service under the SCI Cash Balance Plan as of December 31, 1998, for the following named individuals are as follows: R.L. Waltrip (42), L. William Heiligbrodt (11), W. Blair Waltrip (21), Jerald L. Pullins (16) and George R. Champagne (11).

  Supplemental Executive Retirement Plan for Senior Officers

     The Supplemental Executive Retirement Plan for Senior Officers ("SERP for Senior Officers") is a non-qualified plan which covers officers and subsidiary operating presidents, including the Named Executives. Benefits under the SERP for Senior Officers do not consist of compensation deferred at the election of participants. The amounts of benefits under the plan are set by the Compensation Committee from time to time. The Compensation Committee has set current guidelines such that the annual benefits will generally equal a percentage (75% for the Chairman and the President, and lesser percentages for the other officers) of a participant's 1997 annual base salary and target bonus, with the benefits being reduced to the extent of the participant's benefits under Social Security and the SCI Cash Balance Plan. The participant will be entitled at age 60 to the annual payment of the full amount of his benefit; if his employment terminates earlier than age 60, he will be entitled to the annual payment of the amount of his benefit multiplied by a fraction of which the numerator is the participant's years of service and the denominator is the number of years from the participant's hire date until he reaches age 60. These guidelines will not be applied if the participant would have been entitled to higher benefits under the Compensation Committee's previous guidelines.

     Benefit payments will be made in the form of 180 monthly installments commencing at the later of severance of employment or the attainment of age fifty-five. Prior to retirement, if a participant dies or in the event of a change of control of the Company (as defined in the SERP for Senior Officers), the Company will promptly pay to each beneficiary or participant a lump sum equal to the present value of the benefit that the participant would have been entitled to receive if he had continued to accrue benefit service from the date of death or the date of the change of control to the date of his 65th birthday. Participants may elect to begin receiving monthly benefits at age 55, while still employed, provided the participant gives written notice at least twelve months prior to the attainment of age 55. Such installments will be reduced for early commencement to reasonably reflect the time value of money.

     The table below sets forth benefits for the Named Executives.

                 ANNUAL BENEFITS UNDER SERP FOR SENIOR OFFICERS

                                                                ESTIMATED ANNUAL
                                                                BENEFIT AT AGE 60
                                                                -----------------
R. L. Waltrip...............................................       $1,093,281(1)
L. William Heiligbrodt......................................          643,530(2)(3)
W. Blair Waltrip............................................          574,580(2)
Jerald L. Pullins...........................................          272,268
George R. Champagne.........................................          228,464

---------------

(1) This is Mr. R. L. Waltrip's actual benefit which, pursuant to his election, is being paid in the form of monthly installments beginning January 1, 1995.

(2) Current participants have the greater of the benefit they would have earned under the previous guidelines or the amount provided by the current guidelines. For Mr. Heiligbrodt and Mr. W. Blair Waltrip, the annual benefit is the amount earned under the previous guidelines.

(3) Upon Mr. Heiligbrodt's resignation on February 11, 1999, the Compensation Committee, in its discretion, made a lump sum payment of the actuarial equivalent of his benefit.

EXECUTIVE EMPLOYMENT AGREEMENTS

     The Company has executive employment agreements with its executive officers, including Messrs. R. L. Waltrip, W. Blair Waltrip, Pullins and Champagne. The agreements have an initial term of five years for Mr. R. L. Waltrip and three years for each of Messrs. W. Blair Waltrip, Pullins and Champagne. Upon annual authorization by the Compensation Committee of the Board of Directors, the terms of the agreements are extended for an additional year unless notice of nonrenewal is given by either party. If such notice of nonrenewal is given by the Company or if notice is not given of the Compensation Committee's decision to authorize renewal, the employment period is extended so as to terminate the same number of years after the date of such notice as the original term of the agreement. The agreements provide for base salaries, which may be increased (but not decreased) by the Compensation Committee, and the right to participate in bonus and other compensation and benefit arrangements. As of March 26, 1999, the base salaries for Messrs. R. L. Waltrip, W. Blair Waltrip, Pullins and Champagne were $900,000, $450,000, $415,000 and $395,000, respectively.

     In the event of termination of employment due to disability or death, the executive or his estate will be entitled to receive any accrued and unpaid salary or other compensation, a pro rata portion (based on the portion of the year elapsed at the date of termination) of the highest bonus the executive received in the preceding three years and continuation of welfare plan benefits. If an executive is terminated without cause or by the executive for certain specified reasons generally relating to a failure by the Company to honor the terms of the employment agreement ("Good Reason"), he will be entitled to continuation of compensation and certain other benefits for the remaining term of his employment agreement. In the event of a change of control of the Company (as defined in the agreements), the executive will be entitled to terminate his employment for Good Reason, or without any reason during the 30-day period beginning one year after the change of control (the "Window Period"), and receive a lump-sum payment equal to (a) any accrued and unpaid salary or other compensation plus (b) a pro rata portion (based on the portion of the year elapsed at the date of termination) of the highest bonus the executive received in the preceding three years plus (c) a multiple

(equal to the number of years in the initial term) of both the executive's base salary and his highest recent bonus.

     Upon termination of his employment, each executive will be subject, at the Company's option, to a non-competition obligation for a period equal to the number of years in the executive's initial term (except for Mr. R. L. Waltrip, who has a 10-year non-competition obligation). If the Company elects to have the non-competition provisions apply, during the non-competition period the Company will make payments to the executive (other than Mr. R. L. Waltrip) at a rate equal to his base salary at the time of termination, unless such termination was for cause or the executive terminates his employment other than for Good Reason or during the Window Period, in which case the executive will be bound by the non-competition provisions without the Company making the corresponding payments. Any payments relating to the non-competition provisions will be reduced to the extent the executive has received a lump-sum payment in lieu of salary and bonus after termination of employment.

     If any payments under the executive employment agreements or under the benefit plans of the Company (including the SERP for Senior Officers, the 1993 Long-Term Incentive Stock Option Plan, the 1995 Incentive Equity Plan, the 1996 Incentive Plan and the Amended 1996 Incentive Plan) would subject the executive to any excise tax under the Internal Revenue Code, the executive will also be entitled to receive an additional payment in an amount such that, after the payment of all taxes (income and excise), the executive will be in the same after-tax position as if no excise tax had been imposed.

     At the date of his resignation on February 11, 1999, Mr. L. William Heiligbrodt, former President and Chief Operating Officer, had a four year employment agreement with the Company containing terms similar to the employment agreements described above. In connection with the resignation, the Company paid $15,000,000 to Mr. Heiligbrodt in cancellation of his employment agreement and entered a consulting agreement with him. Under the consulting agreement, Mr. Heiligbrodt is obligated to provide consulting services for $730,000 per year for four years and, at the option of the Company, for two successive periods of two years each for $365,000 per year. Under the consulting agreement, the Company also agreed to (i) provide other benefits equal to approximately $62,000 per year, (ii) transfer to Mr. Heiligbrodt a car valued at $48,500, and (iii) provide interest reimbursements for Mr. Heiligbrodt's loan described in the ninth paragraph under "Certain Transactions". During the term of the consulting agreement, Mr. Heiligbrodt will be subject to a non-competition obligation. Additionally on February 11, 1999, the Company purchased from a partnership and a trust controlled by Mr. Heiligbrodt (i) 583,114 shares of SCI Common Stock at $17.00 per share and (ii) a stock option covering 933,452 shares of Common Stock for $3,850,490, which amount represented the difference between $17.00 and the $12.875 exercise price per share of the option. Further, Mr. Heiligbrodt and his partnership surrendered to the Company their remaining options covering an aggregate of 1,904,500 shares of Common Stock. With regard to the SERP for Senior Officers, the Company made a lump sum payment of $6,345,458, which represented the actuarial equivalent of Mr. Heiligbrodt's benefits under such plan.

OTHER COMPENSATION

     The Named Executives and certain other officers participate in the Split Dollar Life Insurance Plan, under which they are owners of life insurance policies providing death benefits to the Named Executives as follows: $2,000,000 for Mr. R. L. Waltrip; $1,500,000 for Mr. Heiligbrodt; $1,000,000 each for Messrs. W. Blair Waltrip and Pullins; and $750,000 for Mr. Champagne. SCI advances the annual premium on each policy, with the executive paying income tax on the term cost of the death benefit. Each executive collaterally assigned an interest in the policy to SCI in an amount equal to its cumulative premiums paid. SCI will recover its cumulative premiums paid at the earlier of 15 years or death.

DIRECTOR COMPENSATION

     The current rates of directors' and committee fees are $5,250 quarterly plus $6,000 for each meeting of the Board attended (payable to all directors), and $1,500 for each committee meeting attended (payable to non-employee directors only).

     In addition, directors or directors emeritus who are not employees of the Company or its subsidiaries automatically receive yearly awards of restricted Common Stock through 2000 pursuant to the 1995 Stock Plan For Non-Employee Directors. Each award will be made on the second Thursday of May for an amount of 3,000 shares. Each award will have a restriction period which will lapse on the second Thursday in May of the year following the year the award is granted. If the director terminates service as a director for any reason other than disability or death prior to the lapse of the restriction period, the restricted shares shall be forfeited. The restrictions shall lapse upon the occurrence of death or total and permanent disability of the director or upon a change of control of the Company (as defined in the plan). While the restrictions are in effect, the shares cannot be sold, pledged or transferred. Except for the restrictions described above, a participant in the plan who has been awarded shares of restricted Common Stock has all the rights of a holder of Common Stock, including the right to receive dividends paid on such shares and the right to vote such shares. In 1998, each of the nine directors who were not employees and the director emeritus received an award of 3,000 shares under the plan.

     The Company maintains a Retirement Plan for Non-Employee Directors. Under this plan, each of the directors who is not an employee of the Company, including the director emeritus, was designated as a plan participant and will be entitled to receive annual retirement benefits of $42,500 for ten years, subject to a vesting schedule. The retirement benefits will vest in 25% increments at the end of five years, eight years, eleven years and fifteen years of credited service, except that the benefits will automatically vest 100% in the event of death while a director or in the event of a change in control of the Company (as defined in the plan).

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In 1998, the members of the Compensation Committee of the Board of Directors of the Company were Messrs. James H. Greer, John W. Mecom, Jr. and E.
H. Thornton, Jr. No member of the Compensation Committee was, during 1998, an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries or had any relationships requiring disclosure by the Company.

                              CERTAIN TRANSACTIONS

     In August 1989, the Company acquired funeral homes in which John W. Morrow, Jr., Executive Vice President North American Operations, had an ownership interest. In connection with the transaction, each of Mr. Morrow's adult children entered a ten-year Agreement-Not-to-Compete under which the Company is obligated to make monthly payments for the term of such agreements. The Company paid $36,000 in 1998 under the children's agreements.

     In January 1999, the Company acquired Equity Corporation International ("ECI") which leased funeral home property from Mr. Morrow. The lease has a term ending August 1999 and may be extended by the Company for four additional terms of five years each. The lease provides for annual rentals equal to the higher of $90,000 or 8% of the funeral home's net sales. During 1998, ECI paid rentals of $90,000 to Mr. Morrow.

     For 1998, the Company paid $114,413 cash compensation and granted stock options for 5,200 shares of Common Stock to Robert E. Morrow, brother of John W. Morrow, Jr., in his capacity as an employee of the Company.

     For 1998, the Company paid $76,824 cash compensation and granted stock options for 1,000 shares of Common Stock to Kevin Mack in his capacity as an employee of the Company. Mr. Mack is the brother of Stephen M. Mack, Vice President Operations of the Company.

     For 1998, the Company paid $122,477 cash compensation and granted stock options for 3,000 shares of Common Stock, to Scott Sells in his capacity as an employee of the Company. Mr. Sells is the son of Richard T. Sells, Senior Vice President Preneed Sales of the Company.

     In 1998, the Company provided salary of $220,000, and other benefits of $372,485 and granted stock options for 20,000 shares of Common Stock to T. Craig Benson, former son-in-law of R. L. Waltrip, in his capacity as a vice president of the Company.

     In 1998, the Company paid $39,000 cash remuneration and awarded 3,000 restricted shares of Common Stock of the Company to Wanda A. McGee, mother of R.
L. Waltrip, in her capacity as director emeritus of the Company. Pursuant to a resolution adopted by the Board in 1983, Ms. McGee is entitled as director emeritus to receive such fees and other emoluments as may be paid or awarded to directors of the Company.

     In 1998, the Company leased vehicles to companies owned by Mr. R. L. Waltrip and received rentals aggregating $45,396. The Company also leased vehicles to a company owned by Mr. Heiligbrodt and received $89,917 in full payment of all leased vehicles. All of the leases were entered at market rates and contain terms which, in the opinion of management, are as favorable to the Company as could have been negotiated with any third party.

     In connection with grants of restricted stock under the Amended 1987 Stock Plan, on August 19, 1993 the Company made loans of $1,700,000 to Mr. R. L. Waltrip, $1,000,000 to Mr. Heiligbrodt, $600,000 to Mr. W. Blair Waltrip and $525,000 to Mr. Morrow. The loans were made to enable such officers to pay the estimated federal income taxes resulting from their receipt of the restricted stock grants. Each of the loans remained outstanding in 1998, is due August 10, 2003 and bears interest at 6 1/2% per annum, which interest is reimbursed by the Company (together with a tax gross-up payment on the interest).

     Provident Services, Inc. and its subsidiaries ("Provident") provide various types of financing in the funeral and cemetery industry, including loans to certain employees and directors of the Company. Provident Services, Inc. is a subsidiary of the Company. During 1998, Provident had outstanding loans of $60,000 or more to officers and directors as set forth below. All such loans are secured and contain terms which, in the opinion of management, are as favorable to Provident as could have been negotiated with any third party.

     T. Craig Benson, Vice President International Operations of the Company, has a loan to exercise stock options at the prime rate, of which the largest balance in 1998 and the year end balance was $73,751.

     Gregory L. Cauthen, Senior Vice President Financial Services of the Company, has a mortgage loan at 7.10% interest, of which the largest balance in 1998 was $162,389 and the year end balance was $149,461.

     George R. Champagne, Executive Vice President Chief Financial Officer of the Company, has a mortgage loan at 6.90% interest, of which the largest balance in 1998 was $467,615 and the year end balance was $455,582.

     Anthony L. Coelho, a member of the Board of Directors of the Company, has a mortgage loan at 7.20% interest, of which the largest balance in 1998 was $418,922 and the year end balance was $356,133.

     J. Daniel Garrison, Vice President International Operations of the Company, has a mortgage loan at 7.05% interest, of which the largest balance in 1998 was $225,000 and the year end balance was $220,727.

     L. William Heiligbrodt, former President and Chief Operating Officer of the Company, has a mortgage loan at 7.70% interest, of which the largest balance in 1998 was $357,007 and the year end balance was $351,935. Mr. Heiligbrodt has a mortgage loan at 7.60% interest, of which the largest balance in 1998 was $94,565 and the year end balance was $93,125. Mr. Heiligbrodt has a mortgage loan at 7.45% interest, of which the largest balance in 1998 was $126,767 and the year end balance was $124,755.

     Lowell A. Kirkpatrick, Jr., Vice President Operations, Finance and Development of the Company, has a mortgage loan at 6.50% interest, of which the largest balance in 1998 was $700,000 and the year end balance was $696,324. In addition, Mr. Kirkpatrick paid off in 1998 a loan for personal use at 6.50% interest, of which the largest balance in 1998 was $305,625.

     Todd A. Matherne, Vice President Treasurer of the Company, has a mortgage loan at 7.05% interest, of which the largest balance in 1998 was $132,000 and the year end balance was $130,828.

     Glenn G. McMillen, Senior Vice President of the Company, has a mortgage loan at 6.45% interest, of which the largest balance in 1998 was $219,825 and the year end balance was $209,106.

     Jerald L. Pullins, Executive Vice President International Operations of the Company, has a mortgage loan at 7.00% interest, of which the largest balance in 1998 was $497,235 and the year end balance was $494,750. In addition, Mr. Pullins paid off a mortgage loan at 9.20% interest, of which the largest balance in 1998 was $354,541.

     Jack L. Stoner, Senior Vice President Administration of the Company, paid off in 1998 a mortgage loan at 7.20% interest, of which the largest balance in 1998 was $192,305.

     Michael R. Webb, Vice President International Corporate Development of the Company, has a mortgage loan at 7.10% interest, of which the largest balance in 1998 was $296,714 and the year end balance was $293,548. In addition, he has a loan for personal use at the prime rate, of which the largest balance and the year end balance was $30,000.

     The Company has entered transactions with J.P. Morgan & Co. Incorporated or its subsidiaries (collectively, "Morgan"), which holds more than 5% of the outstanding shares of Common Stock of the Company. During 1998, the Company and Morgan were engaged in 16 derivatives transactions, including interest rate swaps and cross-currency interest rate swaps. The swaps have been entered at various times from 1993 to 1998 and mature at various times from 1999 to 2010. For 1998, the Company paid or accrued an aggregate interest expense of $112,937,016 to Morgan under the swaps and the Company received or accrued from Morgan an aggregate interest income of $121,177,038. At December 31, 1999, the aggregate notional amount under the swaps was $1,948,129,281, and SCI's aggregate net fair value position of the swaps was a negative $5,289,553.

     In the Company's public debt offerings in March and December 1998, Morgan provided underwriting services and received an aggregate of $2,388,750 in discounts or fees.

     During 1998, Morgan provided advisory services to the Company in connection with the Company's new shareholders rights plan and the Company's acquisitions of American Memorial Life Insurance Company, Equity Corporation International and a 49% interest in a Spanish company. For these services, the Company paid aggregate fees of $2,945,000 to Morgan. After completion of the acquisition of Equity Corporation International in 1999, the Company paid Morgan additional fees of $4,076,000 for advisory services regarding such acquisition.

     In 1998, the Company paid fees aggregating $1,411,836 for investment management services provided by Morgan.

     Various institutions, including Morgan, are lenders under the Company's $800,000,000 revolving credit agreement executed in November 1998. As a lender, Morgan accrued $83,600 in fees in 1998 under the agreement.

     In 1998, Morgan held 50% of the Company's $200,000,000 floating rate notes due 2011 and putable in 1999. Under the notes, the Company paid Morgan accrued interest of $11,581,035 for 1998. In the first quarter of 1999, the Company paid off the principal of the notes and, in addition, paid Morgan $12,095,092 representing interest for 1999 and a payoff premium.

     For various banking services in 1998, the Company paid Morgan fees of $35,422.

                    VOTING SECURITIES AND PRINCIPAL HOLDERS

     The table below sets forth information with respect to any person who is known to the Company as of March 30, 1999 to be the beneficial owner of more than five percent of the Company's Common Stock.

                                                                 AMOUNT
                      NAME AND ADDRESS                        BENEFICIALLY     PERCENT
                    OF BENEFICIAL OWNER                          OWNED        OF CLASS
                    -------------------                       ------------    ---------
J. P. Morgan & Co. Incorporated.............................   17,095,966(1)     6.3%
  60 Wall Street
  New York, New York 10260

---------------

(1) Based on a filing made by J. P. Morgan & Co. Incorporated on February 23, 1999, which reported sole voting power for 12,091,796 shares, shared voting power for 158,150 shares, sole investment power for 16,748,616 shares and shared investment power for 308,850 shares.

     The table below sets forth, as of March 30, 1999, the amount of the Company's Common Stock beneficially owned by each Named Executive (except for Mr. Heiligbrodt who resigned February 11, 1999), each director and nominee for director, and all directors and executive officers as a group, based upon information obtained from such persons. Securities reported as beneficially owned include those for which the persons listed have voting or investment power, unless otherwise noted. Such persons have sole voting power and investment power unless otherwise noted.

                                                                 AMOUNT
                                                              BENEFICIALLY        PERCENT
               NAME OF INDIVIDUAL OR GROUP                      OWNED(1)          OF CLASS
               ---------------------------                    ------------        --------
R. L. Waltrip.............................................     3,237,243(2)         1.2%
W. Blair Waltrip..........................................     2,383,556(3)           *
George R. Champagne.......................................        70,054(4)           *
Jerald L. Pullins.........................................       410,930(5)           *
Anthony L. Coelho.........................................        40,198              *
Jack Finkelstein..........................................       396,390(6)           *
A. J. Foyt, Jr ...........................................        38,800(7)           *
James H. Greer............................................        49,471              *
B. D. Hunter..............................................        86,892(8)           *
John W. Mecom, Jr ........................................        37,000              *
Clifton H. Morris, Jr ....................................        31,284(9)           *
E. H. Thornton, Jr .......................................       115,628              *
Edward E. Williams........................................        33,316              *
Executive Officers and Directors as a Group (30
  persons)................................................     7,648,707(1)(10)     2.8%

---------------

  *  Less than one percent

 (1) For each of Messrs. Coelho, Finkelstein, Foyt, Greer, Hunter, Mecom, Morris, Thornton and Williams, the amounts include 3,000 shares held under the 1995 Stock Plan for Non-Employee Directors, and each such director has sole voting and shared investment power with respect to such shares.

 (2) Includes 468,384 shares held in trusts (under one of which trusts Mr. R. L. Waltrip's wife is a beneficiary) under which Mr. R. L. Waltrip's three children, as trustees, share voting and investment powers. These shares are also included in the shares owned by Mr. W. Blair Waltrip. See Footnote
     (3). The information herein regarding ownership of equity securities by the trusts is for informational purposes only and is not to be construed as a statement that Mr. R. L. Waltrip is a beneficial owner of any such securities, as any beneficial ownership thereof is expressly disclaimed by Mr. R. L. Waltrip. Also includes 2,418,503 shares which may be acquired upon exercise of stock options exercisable within 60 days.

 (3) Includes 128,204 shares held in a trust for the benefit of Mr. W. Blair Waltrip, 1,072,224 shares held in trusts under which Mr. W. Blair Waltrip, his brother and his sister are trustees and have shared voting and investment power and for which Mr. W. Blair Waltrip disclaims 2/3 beneficial ownership. Also includes 27,466 shares held by other family members or trusts, of which shares Mr. W. Blair Waltrip disclaims beneficial ownership. Of the shares attributable to the trusts, 468,384 shares are also included in the shares owned by Mr. R. L. Waltrip. See Footnote (2). Also includes 630,852 shares which may be acquired upon exercise of stock options exercisable within 60 days.

 (4) Includes 3,347 shares held by Mr. Champagne's wife, of which shares Mr. Champagne disclaims beneficial ownership. Also includes 510 shares which may be acquired upon exercise of stock options exercisable within 60 days.

 (5) Includes 15,160 shares held by a trust of which Mr. Pullins' wife is trustee for the benefit of Mr. Pullins' children. Mr. Pullins disclaims beneficial ownership of such shares. Also includes 410,930 shares which may be acquired upon exercise of stock options exercisable within 60 days.

 (6) Includes 373,708 shares held in trusts for the benefit of other family members and/or himself, and 8,500 shares held by a charitable foundation of which Mr. Finkelstein is President. As trustee, Mr. Finkelstein has sole voting and investment power with respect to 276,574 shares and shared voting and investment power with respect to 105,634 shares. Mr. Finkelstein disclaims beneficial ownership as to 105,634 shares held in such trusts and by the foundation.

 (7) Includes 8,800 shares held by Mr. Foyt as custodian for family members. Mr. Foyt has sole voting and investment power for such shares and disclaims beneficial ownership of such shares.

 (8) Includes 28,484 shares held directly by Mr. Hunter, 38,408 shares indirectly controlled by Mr. Hunter (of which Mr. Hunter disclaims beneficial ownership) and 51,742 shares held by Mr. Hunter's Individual Retirement Account.

 (9) Includes 4,034 shares owned by Mr. Morris' wife. Mr. Morris disclaims beneficial ownership of such shares.

(10) Includes 31,000 restricted shares held by six persons under Company stock plans, as well as 4,225,913 shares which may be acquired upon exercise of stock options exercisable within 60 days.

                            INDEPENDENT ACCOUNTANTS

     The Board of Directors of the Company has selected PricewaterhouseCoopers LLP ("PwC") to serve as the independent accountants for the Company for the fiscal year ending December 31, 1999. PwC and its predecessors have audited the Company's accounts since 1993. A representative of PwC is expected to be present at the Annual Meeting of Shareholders, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions at such meeting.

                                 OTHER MATTERS

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and written representations from reporting persons that no Form 5 was required, the Company believes that Anthony L. Coelho, a director, and J. Daniel Garrison, Vice President International Operations, each filed late one Form 4 reporting one transaction.

PROXY SOLICITATION

     In addition to solicitation by mail, further solicitation of proxies may be made by mail, facsimile, telephone, telegraph or oral communication following the original solicitation by directors, officers and regular employees of the Company who will not be additionally compensated therefor, or by its transfer agent. The expense of such solicitation will be borne by the Company and will include reimbursement paid to brokerage firms and other custodians, nominees and fiduciaries for their expenses in forwarding solicitation material regarding the meeting to beneficial owners. In addition, the Company has retained Kissel-Blake Inc. to aid in the solicitation of proxies from shareholders generally in connection with the Annual Meeting of Shareholders. Such solicitations may be by mail, facsimile, telephone, telegraph or personal interview. The fee of such firm is not expected to exceed $12,000 plus reimbursement for reasonable expenses.

OTHER BUSINESS

     The Board of Directors of the Company is not aware of other matters to be presented for action at the meeting; however, if any such matters are presented for action, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their judgment.

SUBMISSION OF SHAREHOLDER PROPOSALS

     Any proposal to be presented by a shareholder at the Company's 2000 Annual Meeting of Shareholders scheduled to be held on May 11, 2000 must be received by the Company by December 15, 1999, so that it may be considered by the Company for inclusion in its proxy statement relating to that meeting.

     Any holder of Common Stock of the Company desiring to bring business before the Company's 2000 Annual Meeting of Shareholders scheduled to be held on May 11, 2000 in a form other than a shareholder proposal in accordance with the preceding paragraph must give written notice that is received by the Company, addressed to the Secretary, no later than March 22, 2000. Any notice pursuant to this or the preceding paragraph should be addressed to the Secretary of the Company, 1929 Allen Parkway, P.O. Box 130548, Houston, Texas 77219-0548.

     It is important that proxies be returned to avoid unnecessary expense. Therefore, shareholders are urged, regardless of the number of shares of stock owned, to date, sign and return the enclosed proxy in the enclosed business reply envelope.

                                            Service Corporation International
                                            1929 Allen Parkway
                                            P.O. Box 130548
                                            Houston, Texas 77219-0548

                                            April 13, 1999

                                    ANNEX A

                       SERVICE CORPORATION INTERNATIONAL
                          AMENDED 1996 INCENTIVE PLAN

                                   ARTICLE I

                                      PLAN

     1.1 Purpose. The Service Corporation International Amended 1996 Incentive Plan is intended to provide a means whereby certain Employees of the Company and its Affiliates may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. Accordingly, the Company may grant to certain Employees Awards in the form of Incentive Stock Options, Nonqualified Stock Options, Bonus Awards, Restricted Stock Awards, Stock Equivalent Units and Performance Grants, subject to the terms of the Plan.

     1.2 Effective Date of Plan. The Service Corporation International 1996 Incentive Plan was effective February 15, 1996. The Plan shall be effective May 13, 1999 if it shall have been approved by at least a majority vote of shareholders voting in person or by proxy with respect to the Plan at a duly held shareholders' meeting. No Award shall be granted pursuant to the Plan after May 13, 2009.

                                   ARTICLE II

                                  DEFINITIONS

     The words and phrases defined in this Article shall have the meaning set out in these definitions throughout the Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower, or different meaning.

     2.1 "Affiliate" means any parent corporation and any subsidiary corporation. The term "parent corporation" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the action or transaction, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. The term "subsidiary corporation" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the action or transaction, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

     2.2 "Award" means an award or grant made to an Employee under Articles V through IX herein.

     2.3 "Award Agreement" means the written agreement provided in connection with an Award setting forth the terms and conditions of the Award. Such Agreement may contain any other provisions that the Committee, in its sole discretion, shall deem advisable which are not inconsistent with the terms of the Plan.

     2.4 "Board of Directors" or "Board" means the board of directors of the Company.

     2.5 "Bonus Award" means an Award, denominated in cash or in Stock, made to an Employee under Article VI which is intended to qualify as performance based compensation as defined in Section 162(m) of the Code and regulations issued thereunder.

     2.6 "Change of Control" means the happening of any of the following events:

          (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange
     Act) of 20% or more of either (A) the then outstanding shares of Common Stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control under this subsection (a): (i) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege), (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (A), (B) and (C) of subsection (c) of this definition of "Change of Control" are satisfied; or

          (b) Individuals who, as of the effective date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company's shareholders, was approved by (A) a vote of at least a majority of the directors then comprising the Incumbent Board, or (B) a vote of at least a majority of the directors then comprising the Executive Committee of the Board at a time when such committee was comprised of at least five members and all members of such committee were either members of the Incumbent Board or considered as being members of the Incumbent Board pursuant to clause (A) of this subsection
     (b), shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (c) Approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (A) more than 60% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such reorganization, merger or consolidation, and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

          (d) Approval by the shareholders of the Company of (A) a complete liquidation or dissolution of the Company or (B) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (i) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company or such corporation, and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

     2.7  "Code" means the Internal Revenue Code of 1986, as amended.

     2.8 "Committee" means the Compensation Committee of the Board of Directors or such other committee designated by the Board of Directors. The Committee shall at all times consist solely of two or more members of the Board of Directors, and all members of the Committee shall be both Disinterested Persons and Outside Directors.

     2.9 "Company" means Service Corporation International, a Texas corporation.

     2.10 "Disability" means the inability of the Employee to perform his or her duties as an employee on a full-time basis as a result of incapacity due to mental or physical illness which continues for more than one year after the commencement of such incapacity, such incapacity to be determined by a physician selected by the Company or its insurers and acceptable to the Employee or the Employee's legal representative (such agreement as to acceptability not to be withheld unreasonably).

     2.11 "Disinterested Person" means a "Non-Employee Director" as that term is defined in Rule 16b-3 under the Exchange Act.

     2.12 "Employee" means a key employee employed by the Company or any Affiliate to whom an Award is granted.

     2.13 "Fair Market Value" of the Stock as of any date means (a) the average of the high and low sale prices of the Stock on that date on the principal securities exchange on which the Stock is listed; or (b) if the Stock is not listed on a securities exchange, the average of the high and low sale prices of the Stock on that date as reported on the Nasdaq National Market; or (c) if the Stock is not listed on the Nasdaq National Market, the average of the high and low bid quotations for the Stock on that date as reported by the National Quotation Bureau Incorporated; or (d) if none of the foregoing is applicable, the average between the closing bid and ask prices per share of stock on the last preceding date on which those prices were reported or that amount as determined by the Committee.

     2.14 "Incentive Option" means an Option granted under the Plan which is designated as an "Incentive Option" and satisfies the requirements of Section 422 of the Code.

     2.15 "Nonqualified Option" means an Option granted under the Plan other than an Incentive Option.

     2.16 "Option" means an Incentive Option or a Nonqualified Option granted under the Plan to purchase shares of Stock.

     2.17 "Outside Director" means a member of the Board of Directors serving on the Committee who satisfies the requirements of Section 162(m) of the Code.

     2.18 "Performance Grant" means an Award, denominated in cash or in Stock, made to an Employee under Article IX which is intended to qualify as performance based compensation as defined in Section 162(m) of the Code and regulations issued thereunder.

     2.19 "Plan" means the Service Corporation International Amended 1996 Incentive Plan, as set out in this document and as it may be amended from time to time.

     2.20 "Restricted Stock" means shares of Stock issued as an Award and subject to restrictions and conditions pursuant to Article VII.

     2.21 "Stock" means the common stock of the Company, $1.00 par value or, in the event that the outstanding shares of common stock are later changed into or exchanged for a different class of stock or securities of the Company or another corporation, that other stock or security.

     2.22  "Stock Equivalent Unit" means an Award made to an Employee under
Article VIII that entitles the Employee to receive an amount in cash equal to the Fair Market Value of one share of Stock on the date of redemption of such Stock Equivalent Unit, and which is intended to qualify as performance based compensation as defined in Section 162(m) of the Code and regulations issued thereunder.

     2.23 "10% Shareholder" means an individual who, at the time the Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Affiliate. An individual shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by whole or half blood), spouse, ancestors, and lineal descendants; and stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust, shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries.

                                  ARTICLE III

                                  ELIGIBILITY

     The individuals who shall be eligible to receive Awards shall be those Employees as the Committee shall determine from time to time. However, no non-Employee director shall be eligible to receive any Award or to receive stock, stock options, or stock appreciation rights under any other plan of the Company or any of its Affiliates, if receipt of it would cause the individual not to be a Disinterested Person or Outside Director.

                                   ARTICLE IV

                     GENERAL PROVISIONS RELATING TO AWARDS

     4.1 Authority to Grant Awards. The Committee may grant Awards to those Employees as it shall determine from time to time under the terms and conditions of the Plan. Subject only to any applicable limitations set out in the Plan, the amount of any Award and the number of shares of Stock to be covered by any Award to be granted to an Employee shall be as determined by the Committee. Except for Bonus Awards, each Award shall be evidenced by an Award Agreement which shall set forth the terms and conditions of the Award. Except as otherwise provided herein, no Award granted pursuant to the Plan shall vest in whole or in part in less than six months after the date the Award is granted. An Employee who has received an Award in any year may receive an additional Award or Awards in the same year or in subsequent years. After considering the effects of any action on
Section 162(m) of the Code, the Committee may, in its discretion, waive or accelerate any restrictions to which the Options, Restricted Stock Awards and Stock Equivalent Units may be subject; provided, however that the Committee may not alter, amend or modify pre-established performance based criteria to which any Award may be subject.

     4.2 Dedicated Shares. The total number of shares of Stock with respect to which Awards may be granted under the Plan shall be 24,000,000 shares. The shares of Stock may be treasury shares or authorized but unissued shares. The maximum number of shares of Stock and Stock Equivalent Units with respect to which Awards may be granted during the life of the Plan as Bonus Awards payable in stock, Restricted Stock Awards, Stock Equivalent Units, and Performance Grants payable in stock is an aggregate of 2,000,000 shares. The numbers of shares of Stock stated in this Section 4.2 shall be subject to adjustment in accordance with the provisions of Section 4.5.

     In the event that any Award shall expire or terminate for any reason or any Award is surrendered, the shares of Stock allocable to that Award may again be subject to an Award under the Plan.

     4.3 Non-Transferability. Except as otherwise determined by the Committee in compliance with Rule 16b-3 under the Exchange Act, the Awards granted hereunder shall not be transferable by the Employee otherwise than by will or under the laws of descent and distribution, and shall be exercisable, during the Employee's lifetime, only by the Employee. The Committee may grant Awards that are transferable, without payment of consideration, to immediate family members of the Employee; the Committee may also amend outstanding Awards to provide for such transferability. A transfer of a Nonqualified Option pursuant to this Section may only be effected by the Company at the written request of an Employee and shall become effective only when recorded in the Company's record of outstanding Nonqualified Options. In the event a Nonqualified Option is transferred as contemplated hereby, such Nonqualified Option may be subsequently transferred by the transferee only by will or the laws of descent and distribution or, without payment of consideration, to immediate family members of the Employee. In the event a Nonqualified Option is transferred as contemplated hereby, such Nonqualified Option will continue to be governed by and subject to the terms of this Plan and the relevant grant, and the transferee shall be entitled to the same rights as the Employee hereunder, as if no transfer had taken place. As used herein, "immediate family members" shall mean with respect to any person, such person's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Employee's household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than 50% of the voting interests. With respect to all options outstanding under the Service Corporation International 1996 Incentive Plan which prior to the effective date of this Plan have been approved to be or become transferable to immediate family members, such options are hereby amended to be transferable to immediate family members pursuant to and in accordance with the provisions of this Section 4.3.

     4.4 Requirements of Law. The Company shall not be required to sell or issue any Stock under any Award if issuing that Stock would constitute or result in a violation by the Employee or the Company of any provision of any law, statute, or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities pursuant to any Award, the Company shall not be required to issue any Stock unless the Committee has received evidence satisfactory to it to the effect that the holder of that Award will not transfer the Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Committee on this matter shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any Stock covered by the Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the Stock issuable pursuant to an Award is not registered, the Company may imprint on the certificate evidencing the Stock any legend that counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of, or the issuance of shares under, an Award to comply with any law or regulation of any governmental authority.

     4.5  Changes in the Company's Capital Structure.

          (a) The existence of the Plan and the Awards granted hereunder shall not affect or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Stock or the rights thereof, the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

          (b) In the event of any change in the outstanding shares of Stock of the Company by reason of any stock split, stock dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, liquidation, rights offering, share offering, reorganization, combination or exchange of shares, a sale by the Company of all of part of its assets, any distribution to shareholders other than a normal cash dividend, or other extraordinary or unusual event, if the Committee shall determine, in its discretion, that such change equitably requires an adjustment in the terms of any Award or the number of shares of Stock available for

     Awards, such adjustment may be made by the Committee subject to Section 162(m) of the Code, and shall be final, conclusive and binding for all purposes of the Plan.

     4.6 Termination of Employment. Except as specifically provided herein, the Committee shall set forth in the Award Agreement the status of any Award or shares of Stock underlying any Award upon the termination of the Employee's employment for any reason.

     4.7 Election Under Section 83(b) of the Code. No Employee shall exercise the election permitted under Section 83(b) of the Code without written approval of the Committee. Any Employee doing so shall forfeit all Awards issued to the Employee under the Plan.

     4.8  Change of Control. Upon a Change of Control:

          (a) all outstanding Options shall become immediately exercisable to the full extent of the grant. From and after a Change of Control, Nonqualified Options shall remain exercisable for the lesser of (x) the balance of their original term and (y) (i) six months and one day after termination of an Employee's employment other than due to death, Disability or retirement at or after age 55 or (ii) one year after termination of an Employee's employment due to death, Disability or retirement at or after age 55. From and after a Change of Control, Incentive Options shall remain exercisable for three months after termination of an Employee's employment;

          (b) all Bonus Awards shall become immediately payable to the fullest extent of the Award regardless of whether the Measurement Period (hereinafter defined) upon which it is based has been completed;

          (c) all forfeiture restrictions and forfeiture restriction periods with respect to Restricted Stock Awards shall expire immediately;

          (d) all Stock Equivalent Units shall be redeemed by the Company on the twentieth business day after the Change of Control at a price per Stock Equivalent Unit equal to the Fair Market Value per share of the Stock on the date prior to the date of redemption; and

          (e) all Performance Grants shall become immediately payable to the fullest extent of the Award regardless of whether the Performance Cycle (hereinafter defined) upon which it is based has been completed.

                                   ARTICLE V

                                    OPTIONS

     5.1 Type of Option. The Committee shall specify whether a given Option shall constitute an Incentive Option or a Nonqualified Option.

     5.2 Option Price. The price per share at which shares of Stock may be purchased under an Incentive Option shall not be less than the greater of (a) 100% of the Fair Market Value per share of Stock on the date the Option is granted or (b) the per share par value of the Stock on the date the Option is granted. The Committee in its discretion may provide that the price per share at which shares of Stock may be purchased shall be more than 100% of Fair Market Value per share. In the case of any 10% Shareholder, the price per share at which shares of Stock may be purchased under an Incentive Option shall not be less than the greater of: (a) 110% of the Fair Market Value per share of Stock on the date the Incentive Option is granted or (b) the per share par value of the Stock on the date the Incentive Option is granted.

     The price per share at which shares of Stock may be purchased under a Nonqualified Option shall not be less than the greater of: (a) 100% of the Fair Market Value per share of Stock on the date the Option is granted or (b) the per share par value of the Stock on the date the Option is granted. The Committee in its discretion may provide that the price per share at which shares of Stock may be purchased shall be more than 100% of Fair Market Value per share.

     5.3 Duration of Options. No Option shall be exercisable after the expiration of 10 years from the date the Option is granted. In the case of a 10% Shareholder, no Incentive Option shall be exercisable after the expiration of five years from the date the Incentive Option is granted.

     5.4 Amount Exercisable. Each Option may be exercised from time to time, in whole or in part, in the manner and subject to the conditions the Committee, in its discretion, may provide in the Award Agreement, as long as the Option is valid and outstanding. To the extent that the aggregate Fair Market Value (determined as of the time an Incentive Option is granted) of the Stock with respect to which Incentive Options first become exercisable by the optionee during any calendar year (under the Plan and any other incentive stock option plan(s) of the Company or any Affiliate) exceeds $100,000, the Incentive Options shall be treated as Nonqualified Options. In making this determination, Incentive Options shall be taken into account in the order in which they were granted.

     5.5 Exercise of Options. Options shall be exercised by the delivery of written notice to the Company setting forth the number of shares with respect to which the Option is to be exercised, together with: (a) cash, check, certified check, bank draft, or postal or express money order payable to the order of the Company for an amount equal to the Option Price of the shares, (b) if acceptable to the Company, Stock at its Fair Market Value equal to the Option Price of the shares on the date of exercise, (c) an executed attestation form acceptable to the Company attesting to ownership of Stock at its Fair Market Value equal to the Option Price of the shares on the date of exercise and/or (d) any other form of payment which is acceptable to the Committee, and specifying the address to which the certificates for the shares are to be mailed. As promptly as practicable after receipt of written notification and payment, the Company shall deliver to the Employee certificates for the number of shares with respect to which the Option has been exercised, issued in the Employee's name. If shares of Stock are used in payment, the Fair Market Value of the shares of Stock tendered must be less than the Option Price of the shares being purchased, and the difference must be paid by check. Delivery shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have deposited the certificates in the United States mail, addressed to the optionee, at the address specified by the Employee.

     Whenever an Option is exercised by exchanging shares of Stock owned by the Employee, the Employee shall deliver to the Company certificates registered in the name of the Employee representing a number of shares of Stock legally and beneficially owned by the Employee, free of all liens, claims, and encumbrances of every kind, accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by the certificates (with signature guaranteed by the Company or a commercial bank or trust company or by a brokerage firm having a membership on a registered national stock exchange). The delivery of certificates upon the exercise of Options is subject to the condition that the person exercising the Option provide the Company with the information the Company might reasonably request pertaining to exercise, sale or other disposition.

     5.6 Substitution Options. Options may be granted under the Plan from time to time in substitution for stock options held by employees of other corporations who are about to become employees of or affiliated with the Company or any Affiliate as the result of a merger or consolidation of the employing corporation with the Company or any Affiliate, or the acquisition by the Company or any Affiliate of the assets of the employing corporation, or the acquisition by the Company or any Affiliate of stock of the employing corporation as the result of which it becomes an Affiliate of the Company. The terms and conditions of the substitute Options granted may vary from the terms and conditions set out in the Plan to the extent the Committee, at the time of grant, may deem appropriate to conform, in whole or in part, to the provisions of the stock options in substitution for which they are granted.

     5.7 No Rights as Stockholder. No Employee shall have any rights as a shareholder with respect to Stock covered by an Option until the date a stock certificate is issued for the Stock.

     5.8 Limitations. The maximum number of Options which may be awarded under this Article V during the term of the Plan shall be 24,000,000 shares, and the maximum number of Options which may be awarded to any Employee under this
Article V during the term of the Plan shall be 24,000,000 shares.

                                   ARTICLE VI

                                  BONUS AWARDS

     6.1 Bonus Awards and Eligibility. The Committee, in its sole discretion, may designate certain Employees of the Company who are eligible to receive a Bonus Award if certain pre-established performance goals are met. In determining which Employees shall be eligible for a Bonus Award, the Committee may, in its discretion, consider the nature of the Employee's duties, past and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee deems relevant in connection with accomplishing the purposes of the Plan.

     6.2 Establishment of Bonus Award. The Committee shall determine the terms of the Bonus Award, if any, to be made to an Employee for each measurement period selected by the Committee which shall not be greater than one year (the "Measurement Period"). The Committee shall have the discretion to make downward adjustments to Bonus Awards otherwise payable if the performance goals are attained.

     6.3 Criteria for Performance Goals. The performance goals shall be pre-established by the Committee in accordance with Section 162(m) of the Code and regulations issued thereunder. Performance goals determined by the Committee may include, but are not limited to, increases in net profits, operating income, Stock price, earnings per share, sales and/or return on equity.

     6.4 Committee Certification. The Committee must certify in writing that a performance goal has been met prior to payment to any Employee of the Bonus Award by issuance of a certificate for Stock or payment in cash. If the Committee certifies the entitlement of an Employee to the performance based Bonus Award, the payment shall be made to the Employee subject to other applicable provisions of the Plan, including but not limited to, all legal requirements and tax withholding.

     6.5 Payment and Limitations. Bonus Awards shall be paid on or before the 90th day following both (a) the end of the Measurement Period, and (b) certification by the Committee that the performance goals and any other material terms of the Bonus Award and the Plan have been satisfied, or as soon thereafter as is reasonably practicable. The Bonus Award may be paid in Stock, cash, or a combination of Stock and cash, in the sole discretion of the Committee. If paid in whole or in part in Stock, the Stock shall be valued at Fair Market Value as of the date the Committee directs payments to be made in whole or in part in Stock. However, no fractional shares of Stock shall be issued, and the balance due, if any, shall be paid in cash.

     The maximum amount which may be paid to any Employee pursuant to one or more Bonus Awards under this Article VI for any single Measurement Period shall not exceed $3,000,000; and the maximum amount of any Bonus Awards payable to any one Employee in any calendar year shall not exceed $4,000,000.

     6.6 Termination of Employment During Measurement Period. If an Employee's employment with the Company and all Affiliates terminates during a Measurement Period (other than in connection with or within one year after a Change of Control), he shall not be entitled to any payment under this Article VI for that Measurement Period.

                                  ARTICLE VII

                                RESTRICTED STOCK

     7.1 Restricted Stock Awards and Eligibility. The Committee, in its sole discretion, may grant Restricted Stock Awards to certain Employees of the Company. In determining which Employees shall be eligible for a Restricted Stock Award, the Committee may, in its discretion, consider the nature of the Employee's duties, past and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee deems relevant in accomplishing the purposes of the Plan. Awards of Restricted Stock shall be subject to such conditions and restrictions as are established by the Committee and set forth in the Award Agreement, including, without limitation, the number of shares of Stock to be issued to the Employee, the consideration for such shares, forfeiture restrictions and forfeiture restriction periods, performance criteria, if any, and other rights with respect to the shares.

     7.2 Issuance of Restricted Stock. Upon the grant of a Restricted Stock Award to an Employee, issuance of the stock certificate shall be made in the name of the Employee as soon as administratively practicable, and subject to other applicable provisions of the Plan, including but not limited to, all legal requirements and tax withholding. Stock certificates evidencing shares of Restricted Stock pending the lapse of restrictions shall bear a legend making appropriate reference to the restrictions imposed. Upon the grant of a Restricted Stock Award, the Employee may be required to provide such further assurance and documents as the Committee may require to enforce the restrictions.

     7.3 Voting and Dividend Rights. The Employee shall have the right to receive dividends during any forfeiture restriction period, to vote the Stock subject thereto and to enjoy all other shareholder rights, except that (i) the Employee shall not be entitled to delivery of the stock certificate until any forfeiture restriction period shall have expired, (ii) the Company shall retain custody of the stock certificate during the forfeiture restriction period, and
(iii) the Employee may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Stock during any forfeiture restriction period.

                                  ARTICLE VIII

                             STOCK EQUIVALENT UNITS

     8.1 Stock Equivalent Units and Eligibility. The Committee, in its sole discretion, may grant Stock Equivalent Units to certain Employees of the Company. In determining which Employees shall be eligible for an Award of Stock Equivalent Units, the Committee may, in its discretion, consider the nature of the Employee's duties, past and potential contributions to the success of the Company and its Affiliates, and such other factors as the committee deems relevant in accomplishing the purposes of the Plan. Awards of Stock Equivalent Units shall be subject to such conditions and restrictions as are established by the Committee and set forth in the Award Agreement, including, without limitation, the number of units, performance criteria, if any, and terms of redemption of the Stock Equivalent Units (whether in connection with the termination of employment or otherwise).

     8.2 Voting and Dividend Rights. No Employee shall be entitled to any voting rights or to receive any dividends with respect to any Stock Equivalent Units.

     8.3 Redemption of Stock Equivalent Units. The Committee shall provide in each Award Agreement pertaining to Stock Equivalent Units a procedure for the redemption by the Company of the Stock Equivalent Units. The amount to be paid in cash to an Employee upon redemption of each Stock Equivalent Unit shall be the Fair Market Value of one share of Stock on the date of redemption.

     8.4 Valuation of Stock Equivalent Units. Each Stock Equivalent Unit shall be initially valued at the Fair Market Value of one share of Stock on the date the Stock Equivalent Unit is granted. The value of each Stock Equivalent Unit shall fluctuate with the daily Fair Market Value of one share of Stock. Payment for redemption of Stock Equivalent Units shall be made to the Employee subject to the other applicable provisions of the Plan, including, but not limited to, all legal requirements and tax withholding.

     8.5 Limitations. The maximum number of Stock Equivalent Units which may be awarded to any Employee under this Article VIII during the term of the Plan shall be 400,000 units.

                                   ARTICLE IX

                               PERFORMANCE GRANTS

     9.1 Performance Grants and Eligibility. The Committee, in its sole discretion, may designate certain Employees of the Company who are eligible to receive a Performance Grant if certain pre-established performance goals are met. In determining which Employees shall be eligible for a Performance Grant, the Committee may, in its discretion, consider the nature of the Employee's duties, past and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee deems relevant in connection with accomplishing the purposes of the Plan.

     9.2 Establishment of Performance Grant. The Committee shall determine the terms of the Performance Grant, if any, to be made to an Employee for a period in excess of one year designated by the Committee (the "Performance Cycle"). The Committee shall have the discretion to make downward adjustments to Performance Grants otherwise payable if the performance goals are attained.

     9.3 Criteria for Performance Goals. The performance goals shall be pre-established by the Committee in accordance with Section 162(m) of the Code and regulations issued thereunder. Performance goals determined by the Committee may include, but are not limited to, increases in net profits, operating income, Stock price, earnings per share, sales and/or return on equity.

     9.4 Committee Certification. The Committee must certify in writing that a performance goal has been met prior to payment to any Employee of the Performance Grant by issuance of a certificate for Stock or payment in cash. If the Committee certifies the entitlement of an Employee to the performance based Performance Grant, the payment shall be made to the Employee subject to other applicable provisions of the Plan, including but not limited to, all legal requirements and tax withholding.

     9.5 Payment and Limitations. Performance Grants shall be paid on or before the 90th day following both (a) the end of the Performance Cycle, and (b) certification by the Committee that the performance goals and any other material terms of the Performance Grant and the Plan have been satisfied, or as soon thereafter as is reasonably practicable. The Performance Grant may be paid in Stock, cash, or a combination of Stock and cash, in the sole discretion of the Committee. If paid in whole or in part in Stock, the Stock shall be valued at Fair Market Value as of the date the Committee directs payments to be made in whole or in part in Stock. However, no fractional shares of Stock shall be issued, and the balance due, if any, shall be paid in cash.

     The maximum amount which may be paid to any Employee pursuant to one or more Performance Grants under this Article IX for a Performance Cycle shall not exceed $3,000,000.

     9.6 Termination of Employment During Performance Cycle. If an Employee's employment with the Company and all Affiliates terminates during a Performance Cycle (other than in connection with or within one year after a Change of Control), he shall not be entitled to any payment under this Article IX for that Performance Cycle.

                                   ARTICLE X

                                 ADMINISTRATION

     The Plan shall be administered by the Committee. All questions of interpretation and application of the Plan and Awards granted thereunder shall be subject to the determination of the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. The Plan shall be administered in such a manner as to permit the Options granted under it which are designated to be Incentive Options to qualify as Incentive Options. In carrying out its authority under the Plan, the Committee shall have full and final authority and discretion, including but not limited to the following rights, powers and authorities, to:

          (a) determine the Employees to whom and the time or times at which Awards will be made,

          (b) determine the number of shares and the purchase price of Stock covered in each Award, subject to the terms of the Plan,

          (c) determine the terms, provisions and conditions of each Award, which need not be identical,

          (d) define the effect, if any, on an Award of the death, Disability, retirement, or termination of employment of the Employee,

          (e) subject to Article XI, adopt modifications and amendments to the Plan or any Award Agreement, including, without limitation, any modifications or amendments that are necessary to comply with the laws of the countries in which the Company or its Affiliates operate,

          (f) prescribe, amend and rescind rules and regulations relating to administration of the Plan, and

          (g) make all other determinations and take all other actions deemed necessary, appropriate, or advisable for the proper administration of the Plan.

     The actions of the Committee in exercising all of the rights, powers, and authorities set out in this Article and all other Articles of the Plan, when performed in good faith and in its sole judgment, shall be final, conclusive and binding on all parties.

                                   ARTICLE XI

                        AMENDMENT OR TERMINATION OF PLAN

     The Board of Directors of the Company may amend, terminate or suspend the Plan at any time, in its sole and absolute discretion; provided, however, that to the extent required to qualify the Plan under Rule 16b-3 promulgated under the Exchange Act, no amendment that would (a) materially increase the number of shares of Stock that may be issued under the Plan, (b) materially modify the requirements as to eligibility for participation in the Plan, or (c) otherwise materially increase the benefits accruing to participants under the Plan, shall be made without the approval of the Company's shareholders; provided further, however, that to the extent required to maintain the status of any Incentive Option under the Code, no amendment that would (a) change the aggregate number of shares of Stock which may be issued under Incentive Options, (b) change the class of Employees eligible to receive Incentive Options, or (c) decrease the Option price for Incentive Options below the Fair Market Value of the Stock at the time it is granted, shall be made without the approval of the Company's shareholders. Subject to the preceding sentence, the Board shall have the power to make any changes in the Plan and in the regulations and administrative provisions under it or in any outstanding Incentive Option as in the opinion of counsel for the Company may be necessary or appropriate from time to time to enable any Incentive Option granted under the Plan to continue to qualify as an incentive stock option or such other stock option as may be defined under the Code so as to receive preferential federal income tax treatment.

                                  ARTICLE XII

                                 MISCELLANEOUS

     12.1 No Establishment of a Trust Fund. No property shall be set aside nor shall a trust fund of any kind be established to secure the rights of any Employee under the Plan. All Employees shall at all times rely solely upon the general credit of the Company for the payment of any benefit which becomes payable under the Plan.

     12.2 No Employment Obligation. The granting of any Award shall not constitute an employment contract, express or implied, nor impose upon the Company or any Affiliate any obligation to employ or continue to employ any Employee. The right of the Company or any Affiliate to terminate the employment of any person shall not be diminished or affected by reason of the fact that an Award has been granted to him.

     12.3 Tax Withholding. The Company or any Affiliate shall be entitled to deduct from other compensation payable to each Employee any sums required by federal, state, or local tax law to be withheld with respect to the grant or exercise of an Option, the cash payment of a Performance Grant, Bonus Award or redemption of a Stock Equivalent Unit, or issuance of Stock in payment of Restricted Stock, a Performance Grant or a Bonus Award. In the alternative, the Company may require the Employee (or other person exercising the Option or receiving Stock) to pay the sum directly to the employer corporation. If the Employee (or other person exercising the Option or receiving the Stock) is required to pay the sum directly, payment in cash or by check of such sums for taxes shall be delivered within 10 days after (a) the date of exercise, or (b) notice of the Committee's decision to pay all or part of a Performance Grant or Bonus Award in Stock, whichever is applicable. The Company shall have no obligation upon exercise of any Option, or notice of the Committee's decision to pay all or part of the Performance Grant or Bonus Award in Stock, until payment has been received, unless withholding (or offset against a cash payment) as of or prior to the date of exercise or issuance of Stock is sufficient to cover all sums due with respect to that exercise or issuance of Stock. The Company and its Affiliates shall not be obligated to advise an Employee of the existence of the tax or the amount which the employer corporations will be required to withhold. The Committee may, in its discretion, provide in any Award Agreement that the Employee is entitled to receive a cash payment from the Company in addition to, but not in lieu of, shares of Stock received pursuant to any Award for the purpose of offsetting the tax liability, determined in the discretion of the Committee, on the issuance of the shares.

     12.4 Indemnification of the Committee and the Board of Directors. With respect to administration of the Plan, the Company shall indemnify each present and future member of the Committee and the Board of Directors, and each member of the Committee and the Board of Directors shall be entitled without further act on his part to indemnity from the Company to the fullest extent allowed under the Texas Business Corporation Act.

     12.5 Gender. If the context requires, words of one gender when used in the Plan shall include the others and words used in the singular or plural shall include the other.

     12.6 Headings. Headings of Articles and Sections are included for convenience of reference only and do not constitute part of the Plan and shall not be used in construing the terms of the Plan.

     12.7 Other Compensation Plans. The adoption of the Plan shall not preclude the Company from establishing any other forms of incentive or other compensation for employees of the Company or any Affiliate.

     12.8 Other Awards. The grant of an Award shall not confer upon the Employee the right to receive any future or other Awards under the Plan, whether or not Awards may be granted to similarly situated Employees, or the right to receive future Awards upon the same terms or conditions as previously granted.

     12.9 Governing Law. The provisions of the Plan shall be construed, administered, and governed under the laws of the State of Texas.

                                 [SCI LOGO](R)
                       Service Corporation International
                               1929 Allen Parkway
                                P.O. Box 130548
                           Houston, Texas 77219-0548

PROXY                                                                     PROXY

                       SERVICE CORPORATION INTERNATIONAL

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              FOR THE ANNUAL MEETING OF STOCKHOLDERS-MAY 13, 1999

The undersigned hereby appoints ROBERT L. WALTRIP, GEORGE R. CHAMPAGNE and JAMES
M. SHELGER and each or any of them as attorneys, agents and proxies of the undersigned with full power of substitution, for and in the name, place and stead of the undersigned, to attend the annual meeting of shareholders of Service Corporation International (the "Company") to be held in the Chase Auditorium, First Floor, Chase Center, 601 Travis, Houston, Texas, on Thursday, May 13, 1999 at 10:00 a.m., Houston time, and any adjournment(s) thereof, and to vote thereat the number of shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present as indicated below and on the reverse side hereof and, in their discretion, upon any other business which may properly come before said meeting. This Proxy when properly executed will be voted in accordance with your indicated directions. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR APPROVAL OF THE AMENDED 1996 INCENTIVE PLAN.

 PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

                 (Continued and to be signed on reverse side.)

------------------------------------------------------------------------------

                       SERVICE CORPORATION INTERNATIONAL
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.



[                                                                              ]


1. Election of Directors -
   Nominees: Jack Finkelstein, James H. Greer,             FOR     WITHHOLD   FOR ALL
   Clifton H. Morris, Jr., and W. Blair Waltrip.           ALL       ALL       EXCEPT
                                                           [ ]       [ ]        [ ]
   ------------------------------------------
   (Except nominee(s) written above)

2. Approval of the Amended 1996 Incentive Plan.            FOR     AGAINST    ABSTAIN
                                                           [ ]       [ ]        [ ]



                                                                                               The undersigned acknowledges receipt
                                                                                               of the Notice of Annual Meeting of
                                                                                               Shareholders and of the Proxy
                                                                                               Statement.

                                                                                                           Dated: ___________, 1999

                                                                                               Signature(s) _______________________

                                                                                               ____________________________________
                                                                                               Please sign exactly as your name
                                                                                               appears. Joint owners should each
                                                                                               sign personally. Where applicable,
                                                                                               indicate your official position or
                                                                                               representation capacity.

-------------------------------------------------------------------------------
                            o FOLD AND DETACH HERE o

                            YOUR VOTE IS IMPORTANT!

 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.